EXHIBIT 2


              Order Confirming Third Amended Joint Consensual
            Plan Of Reorganization Proposed By The Debtors And
               The Official Committee Of Unsecured Creditors
                    (As Modified As Of August 28, 1998)








                    UNITED STATES BANKRUPTCY COURT
                      SOUTHERN DISTRICT OF TEXAS
                         HOUSTON DIVISION

IN RE:                                   x
                                         x
WESTCAP ENTERPRISES,INC.                 x   Case No. 96-43191-H2-11
(SUCCESSOR BY MERGER TO WESTCAP          x
SECURITIES, L.P.) AND                    x   Case No. 96-43192-H2-11
THE WESTCAP CORPORATION                  x
(SUCCESSOR BY MERGER TO WESTCAP          x   (Jointly Administered Under
SECURITIES INVESTMENT, INC. AND          x   Case No. 96-43191-H2-11)
WESTCAP SECURITIES                       x
MANAGEMENT, INC.),                       x
                                         x
          Debtors.                       x




              ORDER CONFIRMING THIRD AMENDED JOINT CONSENSUAL
            PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS AND
               THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                    (AS MODIFIED AS OF AUGUST 28, 1998)


          The Third Amended Joint Consensual Plan of Reorganization Proposed by the Debtors and the Official Committee of Unsecured Creditors dated July 16, 1998 (the "Plan"),* having been filed with the Bankruptcy Court (the "Court") by Westcap Enterprises, Inc. and The Westcap Corporation (the "Debtors"), together with the Official Committee of Unsecured Creditors (the "Creditors' Committee"); and the Third Amended Joint Consensual Disclosure Statement Under Section 1125 of the Bankruptcy Code with Respect to the Third Amended Joint Consensual Plan of Reorganization Proposed by the Debtors and the Official Committee of Unsecured Creditors dated July 16, 1998 (the "Disclosure Statement") having been approved by the Court and duly transmitted to holders of Claims and Equity Interests of the Debtors and other parties in interest in accordance with the order of the Court dated July 20, 1998 (the "Solicitation Order"), approving the Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code"), establishing solicitation and tabulation procedures, and providing for certain other relief; and a hearing having been held before the Court on August 28, 1998 to consider confirmation of the Plan (the "Confirmation Hearing"); and due notice of the Confirmation Hearing having been provided to holders of Claims against and Equity Interests in the Debtors and other parties in interest in accordance with the Solicitation Order, the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), as established by the affidavits of service filed with the Court; and the Court having considered all objections to confirmation of the Plan; and all objections to confirmation of the Plan having been withdrawn, resolved or otherwise overruled and denied as set forth in the record of the Confirmation Hearing; and upon all of the proceedings had before the Court, and after due deliberation and consideration and sufficient cause appearing therefor, it is hereby DETERMINED, FOUND, ADJUDGED, DECREED and ORDERED:

[FN]

* Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.



                                JURISDICTION

          1. The Court has jurisdiction to confirm the Plan pursuant to 28 U.S.C. sections 157 and 1334.

          2. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. section 157(b)(2)(L).

          3. Venue of the Debtors' Chapter 11 Cases is proper pursuant to 28 U.S.C. sections 1408 and 1409.

          4.        The Debtors are entities eligible for relief under
               section 109 of the Bankruptcy Code.


                             SOLICITATION AND NOTICE

          5. The procedures used to distribute and tabulate the ballots were fair, properly conducted, and such procedures were in accordance with the Solicitation Order and/or all applicable Bankruptcy Rules.

          6. The Disclosure Statement and the Plan, along with notice of the Confirmation Hearing and the ballots were transmitted and served in compliance with the Bankruptcy Rules. As described in the affidavits of service on file herein, the transmittal and service were adequate and sufficient under the circumstances of these Chapter 11 Cases. Adequate and sufficient notice of the Confirmation Hearing (including the August 21, 1998 deadline for filing and serving objections to confirmation of the Plan) and other requirements and deadlines, hearings and matters described in the Solicitation Order were given in compliance with the Bankruptcy Rules and the Solicitation Order, and no other or further notice is required.


                              MODIFICATIONS TO THE PLAN

          7. The Debtors and the Committee have modified the Plan as set forth in the Third Amended Joint Consensual Plan of Reorganization Proposed by the Debtors and the Official Committee of Unsecured Creditors (as Modified as of August 28, 1998) ("Modified Plan"), a copy of which is attached hereto as Exhibit A.

          8. The modifications contained in the Modified Plan are not material, and they do not adversely affect the treatment of any Claims against or Equity Interests in the Debtors under the Plan.

          9. In accordance with Bankruptcy Rule 3019, all holders of Claims against and Equity Interests in the Debtors who voted to accept the Plan are hereby deemed to have accepted the Modified Plan.

          10. No holder of a Claim against or Equity Interest in the Debtors who has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence of the Modified Plan.

          11. The Modified Plan complies with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. No additional disclosure under section 1125 of the Bankruptcy Code is required with respect to the Modified Plan.


                      CONFIRMATION OF THE MODIFIED PLAN

          12. As required by section 1129(a)(1) of the Bankruptcy Code, the Modified Plan complies with the applicable provisions of the Bankruptcy Code.

          13. The Modified Plan adequately and properly classifies all Claims and Equity Interests and complies with section 1123(a)(1) of the Bankruptcy Code.

          14. A reasonable basis exists for the classification of Claims and Equity Interests in the Modified Plan, the Claims and Equity Interests within each particular Class are substantially similar, the classification of Claims and Equity Interests in the Modified Plan is reasonable and necessary to implement the Modified Plan, and the Modified Plan complies with section 1122(a) of the Bankruptcy Code.

          15. As required by section 1123(a)(2) of the Bankruptcy Code, Article III of the Modified Plan identifies Classes 1, 2, 3 and 9 as unimpaired, and Classes 4, 5, 6, 7, 8 and 10 as impaired.

          16. As required by section 1123(a)(3) of the Bankruptcy Code, Articles IX, X, XI, XII, XIII and XV of the Modified Plan specify the treatment of each impaired Class of Claims and Equity Interests.

          17. As required by section 1123(a)(4) of the Bankruptcy Code, the Modified Plan provides the same treatment for each Claim or Equity Interest in each Class, unless the holder of a particular Claim or Equity Interest agrees to less favorable treatment.

          18. As required by section 1123(a)(5), the Modified Plan provides adequate means for its implementation.

          19.       Pursuant to section 1123(a)(6) of the Bankruptcy Code,
               section 18.1(a) of the Modified Plan provides that the Debtors' articles of incorporation and bylaws shall be amended and restated as of the Effective Date as necessary to provide for the inclusion of provisions prohibiting the issuance of non-voting equity securities, subject to further amendment of such bylaws and articles of incorporation as permitted by applicable law, and providing, as to the classes of securities possessing voting power, an appropriate distribution of such power among such classes.

          20. The Debtors and the Creditors' Committee, as the Proponents of the Modified Plan, have complied with the applicable provisions of the Bankruptcy Code and, therefore, have satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code.

          21. The Modified Plan has been proposed in good faith and not by any means forbidden by law, as required by section 1129(a)(3) of the Bankruptcy Code.

          22. As required by section 1129(a)(4) of the Bankruptcy Code, all payments made or to be made by the Debtors, the Creditors' Committee, or by a person issuing securities or acquiring property under the Modified Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Modified Plan and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of, the Court as reasonable.

          23. Pursuant to section 1129(a)(5)(A) of the Bankruptcy Code, the identities and affiliations of the persons proposed to serve as the initial directors or officers of the Debtors after confirmation of the Modified Plan have been fully disclosed, and the continuance in such offices of such persons is consistent with the interests of holders of Claims and Equity Interests of the Debtors and with public policy.

          24. Pursuant to section 1129(a)(5)(B) of the Bankruptcy Code, the identity of any insider that will be employed or retained by the Debtors and the nature of such insider's compensation have been fully disclosed.

          25. After confirmation of the Modified Plan, the Debtors' businesses will not involve rates established or approved by, or otherwise subject to, any governmental regulatory commission. Accordingly, section 1129(a)(6) of the Bankruptcy Code is inapplicable.

          26. With respect to each impaired Class of Claims, each holder of an impaired Claim of such Class has accepted the Modified Plan or will receive or retain under the Modified Plan property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date, no elections have been made under section 1111(b) of the Bankruptcy Code, and the Modified Plan complies with section 1129(a)(7) of the Bankruptcy Code.

          27. Classes 1, 2, 3 and 9 of the Modified Plan are not impaired by the Modified Plan and, in accordance with section 1126(f) of the Bankruptcy Code, are deemed to have accepted the Modified Plan.

          28. Classes 4, 5, 6, 7, 8 and 10 of the Modified Plan are impaired by the Modified Plan, each of such Classes has accepted the Modified Plan by more than two-thirds in amount and more than one-half in number of the Claims voting, and the Modified Plan complies with section 1129(a)(8) of the Bankruptcy Code.

          29. As required by section 1129(a)(9)(A) of the Bankruptcy Code, except to the extent that the holder of a Claim of a kind specified in section 507(a)(1) or 507(a)(2) of the Bankruptcy Code has agreed to a different treatment of such Claim, the Modified Plan provides that on the later of the Effective Date or the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable, the holder of such Claim will receive on account of such Claim Cash equal to the full Allowed amount of such Claim, provided, however, that Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, to the extent authorized and approved by the Court if such authorization and approval was required under the Bankruptcy Code, will be paid in full and performed by the Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any non-bankruptcy law applicable to, or any agreements governing, instruments evidencing or other documents relating to, such transactions.

          30. As required by section 1129(a)(9)(B) of the Bankruptcy Code, the Modified Plan provides that on the later of the Effective Date or the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable, each holder of a Claim of a kind specified in section 507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6) or 507(a)(7) of the
               Bankruptcy Code will receive Cash in the full Allowed amount of such Claim.

          31. As required by section 1129(a)(9)(C) of the Bankruptcy Code, except to the extent that the holder of a Claim of a kind specified in section 507(a)(8) of the Bankruptcy Code has agreed to a different treatment of such Claim, the Modified Plan provides that on the later of the Effective Date or the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable, the holder of such Claim will receive Cash in an amount equal to the full Allowed amount of such Claim.

          32. Pursuant to section 1129(a)(10) of the Bankruptcy Code, at least one Class of Claims against the Debtors that is impaired under the Modified Plan has accepted the Modified Plan, determined without including any acceptance of the Modified Plan by any insider.

          33. Confirmation of the Modified Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors and, therefore, the requirements of section 1129(a)(11) of the Bankruptcy Code are satisfied.

          34. In compliance with section 1129(a)(12) of the Bankruptcy Code, all fees payable under 28 U.S.C. section 1930 have been paid or the Modified Plan provides for the payment of all such fees on the Effective Date.

          35. The Debtors have no continuing retiree benefit obligations, and the requirement in section 1129(a)(13) of the Bankruptcy Code that the Modified Plan provide for the continuation of retiree benefits is inapplicable to these Chapter 11 Cases.

          36. No opposition to confirmation of the Modified Plan on grounds of tax avoidance or avoidance of sections of the Securities Act of 1933 has been filed, thus the provisions of section 1129(d) of the Bankruptcy Code are inapplicable.

          37. The Modified Plan complies with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019(a) because the settlements and compromises described or reasonably contemplated in the Modified Plan, including the compromise relating to Settled Claims pursuant to Article IX, the compromise relating to the City Colleges' Claim pursuant to
               Article X, and the National Western Settlement pursuant to section 16.3 (the "Settlements"), are reasonable, the terms and provisions of such Settlements are fully disclosed, and notice thereof was properly given; there are no objections to any of the Settlements, which are the product of extensive arms' length negotiations among the Debtors, the Creditors' Committee, the Settling Creditors, City Colleges and National Western. Each of the Settlements is essential to the Modified Plan. The Settlements further (a) reflect a reasonable balance of the risks based upon the probability of success of the litigation, with due consideration for uncertainty in law and fact; (b) reflect a reasonable balance of the risks based upon the complexity and likely duration of the litigation and any attendant expense, inconvenience and delay; (c) are fair and equitable and in the best interests of the Debtors, the Debtors' estates and all holders of Claims and Equity Interests; (d) reflect that the Debtors have advanced sound business judgment, and it is a reasonable exercise of the Debtors' business judgment to enter into the Settlements; and (e) reflect that transactions contemplated by the Modified Plan and Settlements are in the best interests of the Debtors' estate.

          38. Pursuant to section 1129 of the Bankruptcy Code, the Modified Plan is hereby confirmed. Each section, term, provision and condition of the Modified Plan is incorporated by reference into this Order, and is valid, binding and enforceable as though fully set forth and specifically ordered herein.


                           SPECIAL IMPLEMENTING PROVISIONS

          39. Pursuant to sections 1.36 and 16.1(c) of the Modified Plan, the Board of Trustees of Community College District No. 508, County of Cook, State of Illinois, the City of Tracy, California, and Linda Sterett Hannan shall serve, and are hereby approved to serve, as the initial members of the Disbursing Trust Committee in accordance with the provisions of the Modified Plan and the Disbursing Trust Agreement attached as Exhibit F to the Modified Plan.

          40. Pursuant to section 2.3 of the Modified Plan, all claims and causes of action of the Debtors (other than defenses of the Debtors against City Colleges and claims and causes of action against National Western) shall be transferred to the Disbursing Trust on the Effective Date, and the Disbursing Trust Committee shall be the successor to the Debtors for purposes of prosecuting such claims and causes of action (other than defenses of the Debtors against City Colleges and claims and causes of action against National Western) subject to and in accordance with the terms and provisions of the Modified Plan.

          41. Pursuant to section 9.1(a) of the Modified Plan, Settled Claims, in the aggregate against the Debtors and National Western, shall be Allowed as of the Effective Date in the following amounts:




           Claimant                   Allowed Settled
                                       Claim Amount


City of Tracy, California          $   13,504,092.00

Michigan South Central Power
Agency                             $    3,825,000.00

Covafer, S.A. and Sergio
Covarrubias                        $    1,589,959.95

Sheriff of Palm Beach County,
Florida                            $    4,054,281.82

San Antonio River Authority        $    4,134,559.35

Tom Green County, Texas            $    1,204,523.79

Eduardo and Antonietta Saad        $    1,218,857.21

City of La Mesa                    $      213,219.25

Darlington County, South Carolina  $      286,444.83

Greenwood County, South Carolina   $    2,240,335.98

Bernice and Sarah Finger           $      107,608.84

Winston-Salem State University
Foundation                         $       75,000.00

Mary Robin Christison              $      181,281.22

Mason Tenders                      $    1,125,000.00

Clerk of the Circuit Court of
St. Lucie County, Florida*       $      250,000.00



* Subject to approval of the pending settlement by separate order of this Court.



          42. For purposes of sections 9.1(e) and 11.1(c) of the Modified Plan, the SEC is authorized and directed to make any and all payments required by that certain Notice of Proposed Plan of Disgorgement and Opportunity for Comment by Non-Parties dated May 8, 1996 and entered in SEC Administrative Procedure File No. 3-8947.

          43. Pursuant to sections 9.3 and 25.1 of the Modified Plan, the compromises embodied in the treatment of Settled Claims pursuant to Article IX of the Modified Plan are fair and equitable and within the bounds of reasonableness, and such compromises are approved.

          44. Pursuant to section 10.1(a) of the Modified Plan, the City Colleges' Claim shall be Allowed as of the Effective Date in the amount $30 million, and shall remain a Disputed Claim for the balance of the City Colleges' Claim pending resolution of the City Colleges' Appeal.

          45. Pursuant to section 10.2 of the Modified Plan, City Colleges shall have an Allowed Administrative Expense Claim in the amount of $500,000.00.

          46. Pursuant to sections 10.3 and 25.1 of the Modified Plan, the compromise embodied in the treatment of the City Colleges' Claim pursuant to Article X of the Modified Plan is fair and equitable and within the bounds of reasonableness, and such compromise is approved.

          47. Pursuant to section 16.1 of the Modified Plan, the creation of the Disbursing Trust is approved, and each of the terms and provisions of the Modified Plan pertaining to the Disbursing Trust and of the Disbursing Trust Agreement is approved.

          48. Pursuant to section 16.3(j) of the Modified Plan, (a) alter ego, instrumentality and control claims against National Western are claims belonging to the Debtors' bankruptcy estates that have been compromised and released by the Debtors as part of the National Western Settlement, and no such claims remain for assertion against National Western by any holder of a Claim or Equity Interest, but subject to the provisions of section 10.1(e) of the Modified Plan; and
               (b) all claims of the Debtors and their estates against National Western, and all claims of the Settling Creditors against National Western, are compromised, settled and released pursuant to the terms of the Debtors Release of National Western and the Creditor Release of National Western.

          49. Pursuant to section 16.3(k) of the Modified Plan, the statutes of limitation applicable to all claims, demands or causes of action against National Western, based upon or relating to securities transactions involving the Debtors, assertable by Mason Tenders, Clerk of the Circuit Court for St. Lucie County, Florida, North Cincinnati Savings Bank and Greenville County, South Carolina have expired, without exception; any such claims, demands or causes of action against National Western are barred for all purposes; and Mason Tenders, Clerk of the Circuit Court for St. Lucie County, Florida, North Cincinnati Savings Bank and Greenville County, South Carolina are enjoined from asserting any such claims, demands or causes of action against National Western in any court or other forum.

          50. Pursuant to sections 16.3(m) and 25.1 of the Modified Plan, the compromises embodied in the terms of the National Western Settlement as set forth in Article XVI of the Modified Plan are fair and equitable and within the bounds of reasonableness, and such compromises are approved.

          51. Pursuant to section 17.1(g) of the Modified Plan, the Debtors have demonstrated that the aggregate of Claims (both Allowed and Disputed) in Classes 4, 5 and 6 amounts to no more than $95 million.

          52. Pursuant to section 19.1 of the Modified Plan, and as permitted by section 1123(b)(2) of the Bankruptcy Code, (a) all executory contracts and unexpired leases to which the Debtors are or one of the Debtors is a party or is otherwise bound are rejected as of the Effective Date, with the express exception of contracts and leases that (i) have been assumed or rejected pursuant to any other order of the Court, (ii) are specifically treated otherwise in the Modified Plan,
               (iii) are the subject of a motion to assume that is pending before the Court on the Confirmation Date, or (iv) are identified in Exhibit D to the Disclosure Statement and hereinafter assumed; (b) any agreements of the Debtors to indemnify or reimburse any Person are, unless previously rejected or otherwise treated in the plan, deemed rejected upon the date of entry of this Order; and (c) the Debtors are authorized to assume the contracts identified in Exhibit D to the Disclosure Statement, and accordingly the (i) Agreement dated March 9, 1995 among The Westcap Corporation, Westcap Securities Investment, Inc., Westcap Securities Management, Inc. and National Western and (ii) Storage and Service Agreement dated December 29, 1995, as supplemented by a January 1996 addendum, between Krestrel Records Management and Westcap Securities, L.P. are assumed as of the Effective Date.

          53. The Debtors and any other necessary parties are authorized and directed to, and shall, carry out the Modified Plan, comply with the orders of this Court, execute and deliver instruments, and perform any other act, that is necessary for the consummation of the Modified Plan, to the fullest extent as provided for in section 1142 of the Bankruptcy Code.

          54. Notwithstanding any of the foregoing special implementing provisions, in the event of any inconsistency between the terms and provisions of this Order and the terms and provisions of the Modified Plan, the Modified Plan shall control.


                   FINDINGS OF FACT AND CONCLUSIONS OF LAW

          55. The determinations, findings, judgments, decrees and orders set forth herein constitute this Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. Each finding of fact set forth herein, to the extent it is or may be so deemed a conclusion of law, shall also constitute a conclusion of law. Each conclusion of law set forth herein, to the extent it is or may be so deemed a finding of fact, shall also constitute a finding of fact.


          Dated:    August 28, 1998
                    Houston, Texas


                                   BY THE COURT:



                                   /s/ Wesley W. Steen
                                   Wesley W. Steen
                                   United States Bankruptcy Court Judge



                                   EXHIBIT A

       Third Amended Joint Consensual Plan of Reorganization Proposed
      by the Debtors and the Official Committee of Unsecured Creditors
                     (as Modified as of August 28, 1998)




                       UNITED STATES BANKRUPTCY COURT
                         SOUTHERN DISTRICT OF TEXAS
                              HOUSTON DIVISION

IN RE:                        X
                              X
WESTCAP ENTERPRISES, INC.     X     CASE NO. 96-43191-H2-11
(SUCCESSOR BY MERGER TO       X
WESTCAP SECURITIES, L.P.) AND X
THE WESTCAP CORPORATION       X     CASE NO. 96-43192-H2-11
(SUCCESSOR BY MERGER TO       X
WESTCAP SECURITIES            X
INVESTMENT, INC. AND          X
WESTCAP SECURITIES            X
MANAGEMENT, INC.),            X     (Jointly Administered Under
                              X     Case No. 96-43191-H2-11)
     Debtors.                 X


                  THIRD AMENDED JOINT CONSENSUAL PLAN OF
                REORGANIZATION PROPOSED BY THE DEBTORS AND
               THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                    (AS MODIFIED AS OF AUGUST 28, 1998)

DATED:   JULY 16, 1998
         Houston, Texas

Zack A. Clement             Myron M. Scheinfeld        Hugh M. Ray
Fulbright &                 Jarrel D. McDaniel         Jeffrey E. Spiers
Jaworski, L.L.P.            Edward Lee Morris          Douglas G. Walter
1301 McKinney,              Sheinfeld, Maley &         Andrews & Kurth L.L.P.
Suite 5100                  Kay, P.C.                  600 Travis Street,
Houston, Texas              1001 Fannin, Suite 3700    Suite 4200
77010-3095                  Houston, Texas 77002       Houston, Texas 77002
(713) 651-5151              (713) 658-8881             (713) 220-4103
(713) 651-5246 (FAX)        (713) 658-9756 (FAX)       (713) 220-4285 (FAX)

ATTORNEYS FOR THE           ATTORNEYS FOR              ATTORNEYS FOR THE
WESTCAP                     WESTCAP ENTERPRISES,       OFFICIAL COMMITTEE
CORPORATION,                INC., DEBTOR AND           OF UNSECURED
DEBTOR AND DEBTOR IN        DEBTOR IN POSSESSION       CREDITORS
POSSESSION



                              TABLE OF CONTENTS


ARTICLE I
  DEFINITIONS, RULES OF CONSTRUCTION,
  AND RULES OF INTERPRETATION
  1.      Definitions

ARTICLE II

  CONSOLIDATION OF CLAIMS AND INTERESTS
  2.1     Substantive Consolidation
  2.2     Effect of Substantive Consolidation
  2.3     Claims Transferred to Disbursing Trust

ARTICLE III

  CLASSIFICATION OF CLAIMS AND INTERESTS; IDENTIFICATION OF IMPAIRED
  CLASSES
  3.1     Unclassified Claims Against the Debtors
  3.2     Classified Claims Against and Equity Interests in the Debtors
  3.3     Unimpaired Classes
  3.4     Impaired Classes Entitled to Vote on Plan
  3.5     Controversy Concerning Impairment, Right to Vote, or Amount of
          Claim

ARTICLE IV

  PROVISIONS FOR TREATMENT OF ALLOWED ADMINISTRATIVE EXPENSE CLAIMS
  4.1     Treatment

ARTICLE V

  PROVISIONS FOR TREATMENT OF ALLOWED PRIORITY TAX CLAIMS
  5.1     Treatment

ARTICLE VI

  ALLOWED PRIORITY NON-TAX CLAIMS - CLASS 1
  6.1     Treatment
  6.2     Impairment

ARTICLE VII

  ALLOWED CONVENIENCE CLAIMS - CLASS 2
  7.1     Treatment
  7.2     Impairment

ARTICLE VIII

  ALLOWED SECURED CLAIMS - CLASS 3
  8.1     Treatment
  8.2     Impairment

ARTICLE IX

  PROVISIONS FOR TREATMENT OF ALLOWED
  SETTLED CLAIMS - CLASS 4
  9.1     Treatment
  9.2     Separate Sub-Classes
  9.3     Compromises as Part of Plan
  9.4     Impairment

ARTICLE X

  PROVISIONS FOR TREATMENT OF CITY
  COLLEGES' CLAIM - CLASS 5
  10.1    Treatment
  10.2    Other Provisions Relating to Settlement of City Colleges' Claim
  10.3    Compromise as Part of Plan
  10.4    Impairment

ARTICLE XI

  PROVISIONS FOR TREATMENT OF ALLOWED GENERAL UNSECURED CLAIMS - CLASS 6
  11.1    Treatment
  11.2    Impairment

ARTICLE XII

  PROVISIONS FOR TREATMENT OF THE CLAIMS OF NATIONAL WESTERN - CLASS 7
  12.1    Treatment
  12.2    Impairment

ARTICLE XIII

  PROVISIONS FOR THE TREATMENT OF INTERCOMPANY CLAIMS OF THE DEBTORS - CLASS 8
  13.1    Treatment
  13.2    Impairment

ARTICLE XIV

  PROVISIONS FOR THE TREATMENT OF ALLOWED EQUITY INTERESTS IN WESTCAP ENTERPRISES, INC. - CLASS 9
  14.1    Treatment
  14.2    Impairment

ARTICLE XV

  PROVISIONS FOR THE TREATMENT OF ALLOWED EQUITY INTERESTS IN THE WESTCAP CORPORATION - CLASS 10
  15.1    Treatment
  15.2    Impairment

ARTICLE XVI

  MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN
  16.1    The Disbursing Trust
  16.2    Reorganized Debtors
  16.3    The National Western Settlement
  16.4    Cash Payments on the Effective Date
  16.5    Establishment of the Escrow Account and Other Accounts
  16.6    Bar Date Provisions
  16.7    Distributions Relating to Disputed Claims and
          Reserved Funds Upon Disallowance of Disputed Claim
  16.8    Revesting of Assets

ARTICLE XVII

  CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN
  17.1    Conditions to Confirmation
  17.2    Conditions to Effectiveness
  17.3    Waiver of Conditions

ARTICLE XVIII

  OPERATION OF DEBTORS FOLLOWING THE EFFECTIVE DATE
  18.1    Commencement of Operations Following the Effective Date
  18.2    Future Operations of Reorganized Debtors

ARTICLE XIX

  EXECUTORY CONTRACTS AND UNEXPIRED LEASES
  19.1    Rejection of Executory Contracts and Unexpired Leases
  19.2    Bar to Rejection Damages

ARTICLE XX

  EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS
  20.1    Impaired Classes Entitled to Vote
  20.2    Acceptance by Classes of Creditors
  20.3    Cramdown
  20.4    Ballots

ARTICLE XXI

  PROVISIONS FOR RETENTION, PROSECUTION,
  AND SETTLEMENT OF CLAIMS AND OTHER RIGHTS
  WHICH ARE PROPERTY OF THE ESTATE
  21.1    Causes of Action Arising Under Chapter 5 of  the Bankruptcy Code
  21.2    Causes of Action and other Rights Not Arising Under
          Chapter 5 of the Bankruptcy Code
  21.3    Limitation on Prosecution of Claims

ARTICLE XXII

  EFFECTS OF CONFIRMATION AND DISCHARGE
  22.1    Binding Effect of Plan and Confirmation Order
  22.2    Property of the Estate
  22.3    Liens, Claims and Encumbrances
  22.4    Discharge
  22.5    Effectiveness of Discharge against Holders of Claims
  22.6    Breadth of Discharge

ARTICLE XXIII

  RELEASES, INJUNCTIONS AND LIMITS OF LIABILITY
  23.1    No Action Against Distributable Assets
  23.2    Releases
  23.3    Injunction Against Interference With Plan
  23.4    Rights of Holders of Unimpaired Claims
  23.5    Injunction to Prohibit Certain Suits or Actions
  23.6    Releases and Limits on Liability Relating to Chapter 11 Cases
  23.7    Release in Favor of National Western

ARTICLE XXIV

  CREDITORS' COMMITTEE
  24.1    Dissolution of Creditors' Committee

ARTICLE XXV

  MISCELLANEOUS PROVISIONS
  25.1    Settlements Deemed Approved
  25.2    Modification of Plan
  25.3    Revocation and Withdrawal
  25.4    Successors and Assigns
  25.5    No Interest Allowed
  25.6    No Attorneys' Fees
  25.7    Due Authorization by Creditors
  25.8    Filing of Additional Documentation
  25.9    Implementation
  25.10   Extension of Payment Dates
  25.11   Construction
  25.12   Time
  25.13   Headings

ARTICLE XXVI

  NOTICES
  26.1    Notices

ARTICLE XXVII

  RETENTION OF JURISDICTION
  27.1    Jurisdiction



  Westcap Enterprises, Inc., Debtor and Debtor in Possession, The Westcap Corporation, Debtor and Debtor in Possession, and the Official Committee of Unsecured Creditors of the Debtors jointly propose this Third Amended Joint Consensual Plan of Reorganization pursuant to section 1121(a), title 11, United States Code, for the resolution and satisfaction of outstanding Claims and Equity Interests. The Plan also provides for the settlement by certain Creditors of claims against National Western Life Insurance Company, the ultimate parent corporation of both Debtors.


                                   ARTICLE I

        DEFINITIONS, RULES OF CONSTRUCTION, AND RULES OF INTERPRETATION

  As used in this Plan, the following terms shall have the respective meanings specified below. Unless otherwise provided for in the Plan, all terms used herein that are defined in the Bankruptcy Code shall have the meanings assigned to them by the Bankruptcy Code. Defined terms will be equally applicable to both the singular and plural forms, and to the masculine, feminine or gender-neutral forms, of such defined terms. In the event of any conflict between the Plan and the Related Documents, the Plan controls. Unless otherwise specified, all Section, article and exhibit references in the Plan are to the respective Section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time.

  1. Definitions. The capitalized terms used herein shall have the respective meanings set forth below.

     1.1 "Administrative Expense Claim" shall mean any Claim constituting a cost or expense of administration of the Chapter 11 Cases Allowed under section 503(b) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the businesses of the Debtors (including any Claim incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases and which may be paid in the ordinary course of the Debtors' business without further order of the Bankruptcy Court), any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business or for the acquisition or lease of property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 of the Bankruptcy Code, any allowance of compensation and reimbursement of expenses pursuant to sections 503(b)(3), (4) or (5) of the Bankruptcy Code for substantial contribution to the Chapter 11 Cases arising before the Effective Date, and any fees or charges assessed against the estates of the Debtors under section 1930, chapter 123, title 28, United States Code.

     1.2 "Affiliate" shall mean a Person described in section 101(2) of the Bankruptcy Code.

     1.3 "Allowed", when used with respect to a Claim, in whole or in part, shall mean (i) a Claim against one or both of the Debtors, proof of which was filed on or before the Bar Date, as to which no Objection has been interposed; or (ii) if no proof of Claim was filed, a Claim that has been or hereafter is set forth on the Schedules of the Debtors and is described therein as liquidated in amount and not contingent or disputed, and as to which no Objection has been interposed; or (iii) a Claim Allowed in whole or in part by a Final Order of the Bankruptcy Court.

     1.4  "Bankruptcy Code" shall mean title 11 of the United States
Code, as applicable to the Chapter 11 Cases and as in effect as of the date hereof or as hereafter amended.

     1.5 "Bankruptcy Court" shall mean the Bankruptcy Court unit of the United States District Court for the Southern District of Texas, Houston Division, or such other court having jurisdiction over all or any part of the Chapter 11 Cases.

     1.6  "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy
Procedure.

     1.7 "Bar Date" shall mean September 5, 1996, the date set by the Bankruptcy Court pursuant to the Bar Date Notice by which proofs of Claim were to be filed in the Chapter 11 Cases.

     1.8 "Bar Date Notice" shall mean that certain Notice of Commencement of Case Under Chapter 11 of the Bankruptcy Code, Meeting of Creditors, and Fixing of Dates dated May 1, 1996.

     1.9 "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the commercial banks in Houston, Texas are authorized or required by law to close.

     1.10 "Capital Fee" shall mean the capital fees and expenses in the approximate amount of $5,122,817 paid to National Western by Westcap Securities, L.P. and its predecessor Westcap Government Securities, Inc. from October 1, 1991 through September 30, 1995.

     1.11 "Cash" shall mean and include U.S. currency on hand, U.S.
currency on deposit in any bank account, and cash equivalents including, but not limited, to any check or other similar negotiable instrument denominated in U.S. currency, shares in any money market or similar fund that are actively traded on any established securities market located within the United States, commercial paper having a maturity of 90 days or less and denominated in U.S. currency, and any obligation of the United States of America (or any agency or instrumentality thereof) denominated in U.S. currency.

     1.12 "Chapter 5 Action" shall mean a cause of action arising under chapter 5 of the Bankruptcy Code or a cause of action which is property of the estate under section 541 of the Bankruptcy Code.

     1.13 "Chapter 11 Cases" shall mean the cases commenced under the Bankruptcy Code by the voluntary petitions filed by Westcap Enterprises, Inc. and The Westcap Corporation on April 12, 1996.

     1.14 "City Colleges" shall mean Board of Trustees of Community College District No. 508, County of Cook, State of Illinois.

     1.15 "City Colleges' Appeal" shall mean the appeal of the City Colleges' Claim Award filed by the Debtors and any proceedings on remand or subsequent appeals resulting from any appellate decision.

     1.16 "City Colleges' Claim" shall mean the Claim of City Colleges.


     1.17 "City Colleges' Claim Award" shall mean the order of the Bankruptcy Court entered on September 29, 1997 that allowed City Colleges a Claim of $56,173,060.00. The City Colleges' Claim Award is subject to the City Colleges' Appeal.

     1.18 "City Colleges' Claim Escrow Account" shall mean the account established pursuant to Section 16.5(b) of the Plan.

     1.19 "Claim" shall mean any right to payment from one or both of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from either of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured, or unsecured.

     1.20 "Class" shall mean a category or group of holders of Claims or Equity Interests as designated pursuant to Article III of the Plan.

     1.21 "Confirmation Date" shall mean the date of entry of the Confirmation Order.

     1.22 "Confirmation Hearing" shall mean the hearing scheduled pursuant to section 1128(a) of the Bankruptcy Code at which the Bankruptcy Court will consider confirmation of the Plan.

     1.23 "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan.

     1.24 "Consolidated Tax Agreement" shall mean the agreement dated
March 9, 1995 among The Westcap Corporation, Westcap Securities Investment, Inc., Westcap Securities Management, Inc. and National Western for the sharing of tax benefits and burdens among the parties.

     1.25 "Convenience Claim" shall mean a Claim of $2,000 or less, or a Claim in excess of $2,000 voluntarily reduced by the holder of such Claim to $2,000; all Claims of one holder shall be aggregated for determining the $2,000 limit.

     1.26 "Credit Line Borrowing" shall mean the advances of $1,500,000 made under the line of credit facility extended by National Western to The Westcap Corporation on March 25, 1994 and bearing interest at 10% per annum and subsequently repaid.

     1.27 "Creditor" shall mean the holder of a Claim.

     1.28 "Creditor Release of National Western" shall mean the release pursuant to the National Western Settlement of all claims of each of the Settling Creditors against National Western and its non-Debtor affiliates, subsidiaries, shareholders, officers, directors, agents (including, without limitation, attorneys, advisors and other professionals), successors or employees, which release shall consist of (i) for all Settling Creditors, a mutual release substantially in the form of Exhibit C, but as approved prior to the Confirmation Date by National Western for each of the Settling Creditors, (ii) for those Settling Creditors who have instituted legal proceedings against National Western with respect to their Settled Claims, an order of dismissal with prejudice of such legal proceedings in a form as approved prior to the Confirmation Date by National Western for each of the Settling Creditors, and (iii) for those Settling Creditors who are public entities, (x) a public entity authorization substantially in the form of Exhibit E, but as approved prior to the Confirmation Date by National Western for each such Settling Creditor, and (y) an opinion of counsel in form reasonably satisfactory to National Western that such public entity has taken all steps necessary to make the release effective.

     1.29 "Creditor Settlement" shall mean the compromises and settlements of the Settled Claims.

     1.30 "Creditors' Committee" shall mean the Official Unsecured
Creditors' Committee appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as reconstituted from time to time pursuant to order of the Bankruptcy Court or determination of the United States Trustee for the Southern District of Texas, each of its members individually, counsel to the Creditors' Committee and counsel to individual members of the
 Creditors' Committee.

     1.31 "Debtors" shall mean either or both Westcap Enterprises, Inc. or The Westcap Corporation as the context may warrant, as debtors-in-possession under section 1101(1) of the Bankruptcy Code.

     1.32 "Debtors Release of National Western" shall mean the release pursuant to the National Western Settlement of all claims, demands and causes of action that the Debtors or their chapter 11 estates may have asserted against National Western and its non-Debtor affiliates, subsidiaries, shareholders, officers, directors, agents (including, without limitation, attorneys, advisors and other professionals), successors or employees, that persons other than the Debtors may have asserted on a derivative basis against National Western, or that are properly assertable through or on behalf of the Debtors and/or their chapter 11 estates against National Western, as of the Effective Date, including, without limitation, any Chapter 5 Actions and any claim arising from or related to (i) the Consolidated Tax Agreement, the Capital Fee, the Credit Line Borrowing, the Intercompany Dividends, (ii) alter ego, instrumentality or control issues, or (iii) any other transfers, transactions or events between or among the Debtors and National Western, which release shall be in substantially the form of the mutual release attached hereto as Exhibit B, but as approved prior to the Confirmation Date by National Western.

     1.33 "Disallowed", when used with respect to all or any part of a Claim or Equity Interest, shall mean (i) that portion of a Claim or Equity Interest as to which a Final Order is entered upholding an Objection, or (ii) that was scheduled in the Debtors' Schedules as contingent, disputed or unliquidated, and on account of such Claim or Equity Interest no proof of Claim or proof of Equity Interest was filed by the holder thereof by the Bar Date. Disallowed Claims are not entitled to any distributions under the Plan.

     1.34 "Disbursing Trust" shall mean the trust established pursuant to
Article XVI of the Plan.

     1.35 "Disbursing Trust Agreement" shall mean the Agreement creating the Disbursing Trust, substantially in the form of Exhibit F.

     1.36 "Disbursing Trust Committee" shall mean the Committee appointed pursuant to the Disbursing Trust Agreement to administer the Disbursing Trust whose initial membership will be approved by the Bankruptcy Court at the Confirmation Hearing.

     1.37 "Disclosure Statement" shall mean the Third Amended Joint
Consensual Disclosure Statement Under Section 1125 of the Bankruptcy Code With Respect to the Third Amended Joint Consensual Plan of Reorganization Proposed by the Debtors and the Official Committee of Unsecured Creditors.

     1.38 "Disputed" shall mean, when used with respect to a Claim, that portion of the Claim against one or both of the Debtors that is not an Allowed Claim or a Disallowed Claim.

     1.39 "Effective Date" shall mean the first Business Day on or after the eleventh Business Day after entry of the Confirmation Order on which (a) no stay or injunction that forbids implementation of the Plan is in effect; and (b) all of the conditions set forth in Sections 17.1 and 17.2 of the Plan have been satisfied or, to the extent permitted by Section 17.3 of the Plan, waived.

     1.40 "Equity Interest" shall mean any "equity security" of the Debtors as that term is defined in section 101(16) of the Bankruptcy Code.

     1.41 "Escrow Account" shall mean the account established pursuant to
Section 16.5(a) of the Plan.

     1.42 "Final Order" shall mean an order, judgment or decree as entered on the docket maintained by the clerk of the court signing same (a) as to which the time to appeal, petition for certiorari, or to move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, (b) as to which any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing in form and substance reasonably satisfactory to the Debtors or the Reorganized Debtors and the Creditors' Committee or the Disbursing Trust Committee, as the case may be, or (c) in the event that any appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been upheld or certiorari, reargument or rehearing shall have been denied and in either case the time to take any further appeal, petition for certiorari or move for reargument shall have expired.

     1.43 "General Unsecured Claim" shall mean any claim that is not an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Convenience Claim, a Secured Claim, a Settled Claim, the City Colleges' Claim, the National Western Claim or the Intercompany Claims.

     1.44 "Initial Distribution" shall mean the distribution (or reserve in the case of Disputed Claims), to or for the benefit of Creditors (excluding holders of Allowed Settled Claims), of the National Western Settlement Debtor Payment, net of all other payments and reserves authorized under this Plan.

     1.45 "Insider" shall mean a Person described in section 101(31) of the Bankruptcy Code.

     1.46 "Intercompany Claim" shall mean any Claim of The Westcap Corporation against Westcap Enterprises, Inc. or any Claim of Westcap Enterprises, Inc. against The Westcap Corporation.

     1.47 "Intercompany Dividends" shall mean the dividends in the approximate amount of $45,986,368 paid to National Western between October 1, 1991 and March 31, 1994 by The Westcap Corporation, Westcap Securities L.P., and Westcap Government Securities, Inc.

     1.48 "Lien" shall mean charge against or interest in property to secure payment of a debt or enforcement of an obligation.

     1.49 "Litigation and Administrative Expense Reserve" shall mean the reserve to be established pursuant to Section 16.1(f) of the Plan and the Disbursing Trust Agreement in the amount of $250,000.

     1.50 "Mason Tenders" shall mean Mason Tenders' District Council
Annuity Fund.

     1.51 "Mason Tenders' Settled Claim" shall mean the Allowed Claim of
Mason Tenders in the amount of $1,125,000, as approved by the Bankruptcy Court as part of the Mason Tenders' Settlement Agreement.

     1.52 "Mason Tenders' Settlement Agreement" shall mean the Settlement Agreement between Mason Tenders, Westcap Enterprises, Inc. and National Western, as approved by order of the Bankruptcy Court on July 16, 1998.

     1.53 "National Western" shall mean National Western Life Insurance Company, a Colorado Corporation.

     1.54 "National Western Claim" shall mean the Claim of National
Western in the approximate amount of $100,000, plus accrued interest, plus the amount representing the Debtors' share of litigation fees and expenses relating to pending lawsuits and claims asserted against the Debtors and National Western, as set forth in the proof of Claim filed by National Western.

     1.55 "National Western Funding Order" shall mean that certain Agreed Order Approving Unsecured, Non-Administrative, Subordinated Funding Pursuant to section 364(a) of the Bankruptcy Code entered by the Bankruptcy Court on February 25, 1997.

     1.56 "National Western Release of Creditor" shall mean the release pursuant to the National Western Settlement of all claims of National Western against a Settling Creditor, which release shall consist of a mutual release substantially in the form of Exhibit C, but as approved prior to the Confirmation Date by National Western and each Settling Creditor.

     1.57 "National Western Release of Debtors" shall mean the release pursuant to the National Western Settlement of all claims of National Western against the Debtors, their directors, officers, employees, attorneys, advisors and other professionals, who were acting in any of the foregoing capacities on the date of the filing of the Chapter 11 Cases or thereafter through the date of the release, with the express exception of the following solely in relation to the release of the Debtors and not as to the Debtors' directors, officers, employees, attorneys, advisors and other professionals, who were acting in any of the foregoing capacities on the date of the filing of the Chapter 11 Cases or thereafter through the date of the release:(i) the National Western Claim, (ii) the National Western Consolidated Tax Agreement, which is being assumed by the Debtors pursuant to section 365(a) of the Bankruptcy Code,
(iii) Claims and rights arising from and relating to the Debtors' obligations (and those of its successors, including the Disbursing Trust) under the Plan and the National Western Settlement including, without limitation, National Western's contingent rights to share in the City Colleges' Claim Escrow Account, and (iv) Claims and rights arising from or relating to the Debtors' common stock interests owned and to be retained by National Western in The Westcap Corporation and by The Westcap Corporation in Westcap Enterprises, Inc.; which release shall be substantially in the form of the mutual release attached hereto as Exhibit B, but as approved prior to the Confirmation Date by National Western.

     1.58 "National Western Settlement" shall mean the agreement among the Debtors, Creditors, and National Western as set forth in Section 16.3 of the Plan, providing for the compromise and settlement of (i) all claims of the Debtors against National Western on the one hand (except as otherwise provided in the Debtors Release of National Western) and all Claims of National Western against the Debtors on the other hand (except as otherwise provided in the National Western Release of Debtors), and (ii) all claims of the Settling Creditors against National Western on the one hand, and all claims, if any, of National Western against the Settling Creditors, on the other hand, each on the terms set forth in the Plan.

     1.59 "National Western Settlement Creditor Payment" shall mean such portion of the National Western Settlement Payment Amount that equals no less than seventeen percent (17%) of the aggregate of Allowed Settled Claims, which portion shall be paid by National Western to the holders of Allowed Settled Claims in accordance with Section 16.3 of the Plan as part of the National Western Settlement; provided, however, that in no event shall the amount of such portion of the National Western Settlement Payment Amount, when aggregated with the amount of the National Western Settlement Debtor Payment, exceed $14.125 million.

     1.60 "National Western Settlement Debtor Payment" shall mean such portion of the National Western Settlement Payment Amount as shall be sufficient to make an Initial Distribution of ten percent (10%) on account of the Class 5 Claim and Class 6 Claims, which portion shall be paid by National Western to the Debtors' estates and transferred to the Disbursing Trust for the benefit of Creditors, as part of the National Western Settlement; provided, however, that in no event shall the amount of such portion of the National Western Settlement Payment Amount, when aggregated with the amount of the National Western Settlement Creditor Payment, exceed $14.125 million.

     1.61 "National Western Settlement Payment Amount" shall mean the aggregate of (i) the National Western Settlement Creditor Payment, and (ii) the National Western Settlement Debtor Payment, which in the aggregate shall equal $14.125 million. As part of the National Western Settlement, in addition to the National Western Settlement Payment Amount, National Western shall be deemed to have contributed an additional amount of $1.0 million through its previous advance of such amount to the Debtors pursuant to the National Western Funding Order.

     1.62 "Objection" shall mean an objection to the allowance of a Claim or Equity Interest interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court.

     1.63 "Person" shall mean an individual, corporation, partnership, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity or unit or political subdivision thereof, or any other entity.

     1.64 "Petition Date" shall mean April 12, 1996.

     1.65 "Plan" shall mean this Third Amended Joint Consensual Plan of Reorganization Proposed by the Debtors and the Official Committee of Unsecured Creditors, as it may be modified from time to time.

     1.66 "Plan Ballot Deadline" shall mean the date fixed by the Bankruptcy Court by which the ballot that accompanies the Plan as validly executed by the holder of an Allowed Claim must be received by the Debtors or their agent, which date is set forth in the Disclosure Statement.

     1.67 "Priority Non-Tax Claim" shall mean a Claim entitled to priority pursuant to section 507(a)(3), 507(a)(4), or 507(a)(6) of the Bankruptcy Code.

     1.68 "Priority Tax Claim" shall mean a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

     1.69 "Pro Rata" shall mean proportionately, so that a Pro Rata distribution with respect to an Allowed Claim of a particular Class bears the same ratio to all distributions (and, in the case of Disputed Claims, reserves) on account of a particular Class, as the dollar amount of such Allowed Claim bears to the dollar amount of all Allowed Claims and Disputed Claims in such Class, and a Pro Rata Distribution with respect to a Disputed Claim of a particular Class means a reserve that bears the same ratio to all distributions (and, in the case of Disputed Claims, reserves) on account of a particular Class, as the dollar amount of such Disputed Claim bears to the dollar amount of all Allowed Claims and Disputed Claims in such Class.

     1.70 "Proponents" shall mean the Debtors and the Official Committee of Unsecured Creditors of the Debtors.

     1.71 "Related Documents" shall mean the documents referred to in this Plan and in support of this Plan, including but not limited to the following:

          (a) The Mutual Release attached as Exhibit B to the Plan providing for the Debtors Release of National Western and the National Western Release of Debtors;

          (b) The Mutual Release attached as Exhibit C to the Plan providing for the Creditor Releases of National Western (including, where applicable, an order of dismissal with prejudice, a public entity authorization and an opinion of counsel with respect thereto, as the case may
be) and the National Western Releases of Creditors;

          (c)  Disbursing Trust Agreement attached as Exhibit F to the
Plan; and

          (d)  Tolling Agreement.

     1.72 "Reorganized Debtors" shall mean Westcap Enterprises, Inc. and The Westcap Corporation subsequent to the Effective Date.

     1.73 "Schedules" shall mean the Schedules of Assets and Liabilities, as amended, filed with the Bankruptcy Court under Rule 1007 of the Bankruptcy Rules as such documents may be further amended from time to time.

     1.74 "SEC" shall mean the Securities and Exchange Commission.

     1.75 "SEC Settlement" shall mean the agreement between the SEC and Westcap Securities, L.P. memorialized in the Order Instituting Public Proceedings, Making Findings and Imposing Remedial Sanctions entered by the SEC on February 14, 1996 pursuant to which Westcap Securities, L.P. disgorged $445,340.60, paid prejudgment interest of $83,878.90, and paid a civil money penalty of $300,000 to the SEC and pursuant to which the SEC accepted Westcap Securities, L.P.'s voluntary relinquishment of its authority to engage in the purchase and sale of securities, which voluntary relinquishment was filed with the SEC on December 20, 1995.

     1.76 "Secured Claim" shall mean the portion of any Claim which is secured, in whole or in part, as of the Petition Date, by a valid, unavoidable and otherwise perfected Lien, whether arising by contract, operation of law or otherwise, as determined in accordance with section 506(a) of the Bankruptcy Code.

     1.77 "Securities" shall mean any claim or interest commonly known as or referred to as a "security," including and excluding those claims and interests included and excluded, respectively, in section 101 (49) of the Bankruptcy Code, purchased by a Creditor directly or indirectly from the Debtors or through an agent of the Debtors.

     1.78 "Service List" shall mean the list of Creditors attached as Exhibit "1" to the Disbursing Trust Agreement.

     1.79 "Settled Claim" shall mean a Claim of a Settling Creditor and any and all claims of a Settling Creditor against National Western.

     1.80 "Settling Creditors" shall mean Michigan South Central Power
Agency; San Antonio River Authority; City of Tracy, California; Covafer, S.A. and Sergio Covarrubias; Greenwood County, South Carolina; Eduardo and Antonietta Saad; Tom Green County, Texas; Sheriff of Palm Beach County, Florida; City of La Mesa; Darlington County, South Carolina; Bernice and Sarah Finger; Winston-Salem State University Foundation; Mary Robin Christison; Clerk of the Circuit Court for St. Lucie County, Florida*; and Mason
Tenders.

[FN]

*Subject to Bankruptcy Court approval of settlement agreement between the Debtors and Clerk of the Circuit Court of St. Lucie County, Florida.


      1.81 "Subsequent Distributions" shall mean distributions (or amounts deposited in the Subsequent Distribution Reserve Account in the case of Disputed Claims), if any, to Creditors after the Initial Distribution. Distributions from the Escrow Account, the City Colleges' Claim Escrow Account and the proceeds of the National Western Settlement Creditor Payment shall not be considered "Subsequent Distributions."

      1.82 "Subsequent Distribution Reserve Account" shall mean the account established pursuant to Section 16.5(c) of the Plan.

      1.83 "Tolling Agreement" shall mean the Tolling Agreement dated
March 5, 1998 between the Debtors, the Official Committee of Unsecured Creditors and National Western, pursuant to which the prosecution of causes of action settled by the National Western Settlement was tolled.



                               ARTICLE II

                  CONSOLIDATION OF CLAIMS AND INTERESTS

     2.1 Substantive Consolidation. The assets and liabilities of the Debtors shall be substantively consolidated on the Effective Date for purposes of the Plan and the distributions provided for in the Plan; provided, however, that such consolidation shall not affect the separate corporate existence of the Debtors.

     2.2 Effect of Substantive Consolidation. As a result of the substantive consolidation of the liabilities and properties of all Debtors, (a) the Chapter 11 Cases shall be consolidated into a single consolidated case (the "Consolidated Estate"); (b) all property of each Debtor shall be deemed to be property of the Consolidated Estate; (c) all Claims against each Debtor shall be deemed to be Claims against the Consolidated Estate, any proof of Claim filed against one or more of Debtors shall be deemed to be a single claim filed against the Consolidated Estate, and all duplicate proofs of Claim for the same claim filed against more than one Debtor shall be deemed expunged; and (d) for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Debtors shall be treated as one consolidated entity so that subject to the other provisions of section 553, debts due to one of the Debtors may be set off against the debts of the other Debtor. Substantive consolidation shall not merge or otherwise affect the separate legal existence of each Debtor, other than with respect to distribution rights under the Plan; substantive consolidation shall have no effect on valid, enforceable and unavoidable liens, except for liens that secure a Claim that is eliminated by virtue of substantive consolidation and liens against Collateral that are extinguished by virtue of substantive consolidation; and substantive consolidation shall not have the effect of creating a Claim in a class different from the class in which a Claim would have been placed in the absence of substantive consolidation.

     2.3 Claims Transferred to Disbursing Trust. Except as otherwise provided in the Plan, on the Effective Date, all Claims against the Debtors shall
become Claims solely against the Disbursing Trust.   The Confirmation Order
shall specifically transfer to the Disbursing Trust all Claims and causes of action of the Debtors (other than defenses of the Debtors against City
Colleges and claims and causes of action against National Western) for the benefit of the Disbursing Trust, and the Disbursing Trust Committee shall serve as a successor to the Debtors for purposes of prosecuting such claims or causes of action (other than defenses of the Debtors against City Colleges and claims and causes of action against National Western) subject to and in accordance with the terms and provisions of the Plan. On the Effective Date, neither holders of Intercompany Claims, the holder of the National Western Claim nor the holders of Equity Interests in either Debtor shall have any interest in the Disbursing Trust.


                               ARTICLE III

                 CLASSIFICATION OF CLAIMS AND INTERESTS;
                    IDENTIFICATION OF IMPAIRED CLASSES

     3.1  Unclassified Claims Against the Debtors.

          (a)  Allowed Administrative Expense Claims

          (b)  Allowed Priority Tax Claims

     3.2  Classified Claims Against and Equity Interests in the Debtors.

          (a)  Allowed Priority Non-Tax Claims, Class 1

          (b)  Allowed Convenience Claims, Class 2

          (c)  Allowed Secured Claims, Class 3

          (d)  Allowed Settled Claims, Class 4

          (e)  City Colleges' Claim, Class 5

          (f)  Allowed General Unsecured Claims, Class 6

          (g)  National Western Claim, Class 7

          (h)  Intercompany Claims, Class 8

          (i)  Allowed Equity Interests in Westcap Enterprises, Inc., Class 9

          (j)  Allowed Equity Interests in The Westcap Corporation, Class 10

     3.3 Unimpaired Classes. The Claims classified in Classes 1, 2 and 3, and the Equity Interests classified in Class 9, are unimpaired under the Plan, are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

     3.4 Impaired Classes Entitled to Vote on Plan. The Claims classified in Classes 4, 5, 6, 7 and 8, and the Equity Interests classified in Class 10, are impaired under the Plan and are entitled to vote to accept or reject the Plan.

     3.5 Controversy Concerning Impairment, Right to Vote, or Amount of Claim. In the event of a controversy (i) as to whether any Claim or Equity Interest or Class of Claims or Equity Interests is impaired under the Plan,
(ii) as to whether the holder of any Claim or Equity Interest is entitled to vote with respect to the Plan, or (iii) regarding the Allowed amount of any Claim or Equity Interest for voting purposes, then any such controversy shall be determined by the Bankruptcy Court at or before the Confirmation Hearing.


                                ARTICLE IV

                    PROVISIONS FOR TREATMENT OF ALLOWED
                       ADMINISTRATIVE EXPENSE CLAIMS

     4.1 Treatment. Any Administrative Expense Claim incurred by the Debtors in the ordinary course of business may be paid by the Debtors in the ordinary course of business without further order of the Bankruptcy Court. With respect to any other Administrative Expense Claim, on the later of the Effective Date or the date upon which an Administrative Expense Claim becomes an Allowed Administrative Expense Claim (or as soon thereafter as is practicable), each Allowed Administrative Expense Claim shall be paid in full, in Cash or by setoff against any retainers on hand (with any excess retainer after such setoff payable to the Disbursing Trust), or upon such other less favorable terms as may be agreed to in writing between the holder of such Allowed Administrative Expense Claim and the Debtors; provided, however, that neither the Debtors, the Reorganized Debtors nor the Disbursing Trust shall have any duty or obligation to pay, nor shall any of their assets be available to pay, (i) any expense, claim, cost or fee attributable to the filing and prosecution by the Debtors of the City Colleges Appeal, including without limitation, any fees, costs or expenses charged by Kirkland & Ellis, and (ii) more than one-half of the Allowed Administrative Expense Claim of Kirkland & Ellis in connection with the Debtors' prosecution of the Objection filed to the City Colleges' Claim.


                               ARTICLE V

        PROVISIONS FOR TREATMENT OF ALLOWED PRIORITY TAX CLAIMS

     5.1 Treatment. On the later of the Effective Date or the date upon which a Priority Tax Claim becomes an Allowed Priority Tax Claim (or as soon thereafter as is practicable), each Allowed Priority Tax Claim shall be paid in full, in Cash or upon such other less favorable terms as may be agreed upon in writing between the holder of such Allowed Priority Tax Claim and the Debtors.


                               ARTICLE VI

               ALLOWED PRIORITY NON-TAX CLAIMS - CLASS 1

     6.1 Treatment. On the later of the Effective Date or the date upon which a Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim (or as soon thereafter as is practicable), each Allowed Priority Non-Tax Claim shall be paid in full, in Cash or upon such other less favorable terms as may be agreed upon in writing between the holder of such Claim and the Debtors.

     6.2 Impairment. Allowed Priority Non-Tax Claims are unimpaired under this Plan.


                           ARTICLE VII

               ALLOWED CONVENIENCE CLAIMS - CLASS 2

     7.1 Treatment. On the later of the Effective Date or the date upon which a Convenience Claim becomes an Allowed Convenience Claim (or as soon thereafter as is practicable), each holder of an Allowed Convenience Claim will receive a payment in Cash equal to the amount of such holder's Allowed Convenience Claim.

     7.2  Impairment.  Allowed Convenience Claims are unimpaired under the
Plan.


                              ARTICLE VIII

                    ALLOWED SECURED CLAIMS - CLASS 3

     8.1 Treatment. (a) At the option of the Debtors (i) the Plan may leave unaltered the legal, equitable and contractual rights of the holder of an Allowed Secured Claim, or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of any Allowed Secured Claim to demand or receive accelerated payment of such Allowed Secured Claim after the occurrence of a default, the Debtors shall (A) cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (B) reinstate the maturity of such Claim as such maturity existed before such default; (C) compensate the holder of such Allowed Secured Claim for any damages incurred as a result of any reasonable reliance by such holder on any contractual provision creating a default other than a default of a kind specified in section 365(b) (2) of the Bankruptcy Code; and (D) not otherwise alter the legal, equitable or contractual rights to which such Allowed Secured Claim entitles the holder thereof; or (iii) the Debtors may abandon to the holder of an Allowed Secured Claim the security or other collateral securing such Allowed Secured Claim; or (iv) on the later of the Effective Date or the date upon which a Secured Claim becomes an Allowed Secured Claim, the Debtors may pay each holder of an Allowed Secured Claim in full, in Cash, or upon such less favorable terms as may be agreed to in writing between the holder of such Allowed Secured Claim and the Debtors.

          (b) On or prior to the Effective Date, with respect to each particular Allowed Secured Claim, the Debtors shall notify each holder of such Allowed Secured Claim in writing as to the treatment option chosen by the Debtors as set forth in subsection (a) of this Section 8.1 which the Debtor has elected to apply to such holder.

     8.2  Impairment.  Allowed Secured Claims are unimpaired under the Plan.

                                  ARTICLE IX

        PROVISIONS FOR TREATMENT OF ALLOWED SETTLED CLAIMS - CLASS 4

     9.1 Treatment. (a) Each Settling Creditor will have its Settled Claim, in the aggregate against the Debtors and National Western, Allowed in the Confirmation Order, effective as of the Effective Date, in the following amounts:



                                      Allowed Settled
Claimant                               Claim Amount(1)/



(1)  City of Tracy, California        $  13,504,092.00

(2)  Michigan South Central
     Power Agency                     $   3,825,000.00

(3)  Covafer, S.A. and
     Sergio Covarrubias               $   1,589,959.95

(4)  Sheriff of Palm Beach
     County, Florida                  $   4,054,281.82

(5)  San Antonio River
     Authority                        $   4,134,559.35

(6)  Tom Green County,
     Texas                            $   1,204,523.79

(7)  Eduardo and Antonietta
     Saad                             $   1,218,857.21

(8)  City of La Mesa                  $     213,219.25

(9)  Darlington County,
     South Carolina                   $     286,444.83

(10) Greenwood County,
     South Carolina                   $   2,240,335.98

(11) Bernice and Sarah
     Finger                           $     107,608.84

(12) Winston-Salem State
     University Foundation            $      75,000.00

(13) Mary Robin Christison            $     181,281.22

(14) Mason Tenders                    $   1,125,000.00

(15) Clerk of the
     Circuit Court of
     St. Lucie County,
     Florida **                       $     250,000.00



(1) As of the date of the filing of the Plan, the Proponents are continuing to verify the Settled Claim Amounts. The following Settled Claim Amounts shall neither constitute an admission of the Proponents as to such Settled Claim Amounts nor evidence any agreement of the Proponents with respect to such Settled Claim Amounts (with the exception of the Mason Tenders Settled Claim and, subject to Bankruptcy Court approval, the Settled Claim of the Clerk of the Circuit Court of St. Lucie County, Florida).

** Subject to Bankruptcy Court approval of settlement agreement between the Debtor and Clerk of the Circuit Court for St. Lucie County, Florida.



         (b) On the Effective Date, each Settling Creditor shall execute and deliver a Creditor Release of National Western in accordance with the procedures set forth in Section 16.3(c) of the Plan, and in exchange therefor each Settling Creditor shall receive (i) a National Western Release of Creditor in accordance with the provisions of Section 16.3(c), and (ii) (with the exception of Mason Tenders, whose Allowed Settled Claim shall be treated in accordance with the provisions of Section 9.1(g) below) a Pro Rata share of the National Western Settlement Creditor Payment.

         (c) The holders of Allowed Settled Claims shall not, and hereby waive any right to, participate in the Initial Distribution; however, the holders of Allowed Settled Claims (with the exception of Mason Tenders) shall receive their Pro Rata share of Subsequent Distributions prior to any Subsequent Distribution to holders of Allowed Claims in Classes 5 and 6 until the total of payments received by each Settling Creditor from the National Western Settlement Creditor Payment and Subsequent Distributions equals twenty percent (20%) of such Settling Creditor's Allowed Settled Claim. Thereafter, holders of Allowed Claims in Classes 4 (with the exception of Mason Tenders), 5 and 6 shall receive their Pro Rata share of Subsequent Distributions.

         (d) For purposes of calculating a Settling Creditor's Pro Rata share of Subsequent Distributions, the Allowed Settled Claim of each Settling Creditor shall not be reduced until each Settling Creditor has received payments equal to twenty percent (20%) of its Allowed Settled Claim, at which time such Allowed Settled Claim shall be reduced by (i) an amount equal to ten percent (10%) of its Allowed Settled Claim for purposes of the next Subsequent Distribution, plus (ii) the amount of any additional payments received for purposes of additional Subsequent Distributions.

         (e) Any payment received from the SEC by the holder of a Settled Claim, which payment arises out of or relates to the SEC Settlement, shall reduce such Settled Claim by the amount so received from the SEC.

         (f) The holders of Allowed Settled Claims shall retain all Securities purchased from the Debtors, to be held or disposed of at the sole discretion of such holders.

         (g) Pursuant to the Mason Tenders' Settlement Agreement, on or before the Effective Date, Mason Tenders shall receive a payment in Cash in the amount of $225,000 on account of, and in full and final satisfaction of, the Mason Tenders' Settled Claim. Mason Tenders shall not, and hereby waives any right to, participate in the Initial Distribution and Subsequent Distributions. The proceeds of the National Western Settlement Creditor Payment shall be the source of payment on account of the Mason Tenders' Settled Claim.

     9.2 Separate Sub-Classes. Each of the Settling Creditors will be considered a separate sub-Class for voting purposes.

     9.3 Compromises as Part of Plan. The foregoing treatment of Settled Claims represents compromises negotiated and agreed to by the Settling Creditors, the Debtors, the Creditors' Committee and National Western. The foregoing compromises do not constitute, and shall not be construed as, an admission of liability on the part of any Person. Rather, the foregoing compromises have been agreed to solely for distribution and voting purposes under the Plan. The compromises are included in the Plan pursuant to section 1123(b)(6) of the Bankruptcy Code, and Bankruptcy Court approval of these compromises is requested as part of the confirmation of the Plan. To the extent required, the Plan is deemed to constitute a motion pursuant to Rule 9019 of the Bankruptcy Rules to approve these compromises. No documentation other than the Plan, the Confirmation Order and the Related Documents are required to evidence these compromises, although the parties may execute such other documents as they may mutually agree are necessary or appropriate to implement these compromises.

     9.4 Impairment.  Allowed Settled Claims are impaired under the Plan.


                                   ARTICLE X

           PROVISIONS FOR TREATMENT OF CITY COLLEGES' CLAIM - CLASS 5

     10.1 Treatment. (a) The City Colleges' Claim will be Allowed in the Confirmation Order, effective as of the Effective Date, in the amount of $30 million, and will remain a Disputed Claim for the balance of the City Colleges' Claim. The City Colleges' Claim Escrow Account will be established and funded from the National Western Settlement Debtor Payment for that portion of the City Colleges' Claim that is a Disputed Claim. Allowance of any portion of the City Colleges' Claim over and above $30 million shall be determined by future judicial proceedings or settlement. Any such settlement which results in the Allowance of any portion of the City Colleges' Claim over and above $30 million must be agreed to unanimously by City Colleges, the Reorganized Debtors, National Western and the Disbursing Trust Committee (which agreement may not be unreasonably withheld) and must be approved by Final Order after notice to the Service List and a hearing. To the extent that, after entry of a Final Order in the City Colleges' Appeal, the City Colleges' Claim is Allowed in an amount greater than $30 million, City Colleges will receive a distribution from amounts reserved on account of its Disputed Claim in the City Colleges' Claim Escrow Account in accordance with the provisions of this Plan and in accordance with such Allowance. Under no circumstance will the Allowed City Colleges' Claim be less than $30 million.

         (b) City Colleges will receive a Pro Rata share of the Initial Distribution on the Effective Date, or as soon thereafter as is practicable, on account of City Colleges' Allowed Claim in the amount of $30 million. City Colleges shall not be entitled to share in any Subsequent Distributions made by the Disbursing Trust Committee until such time as each Settling Creditor has received aggregate distributions on account of such Settling Creditor's Allowed Settled Claim equal to twenty percent (20%) of such Allowed Settled Claim. Thereafter, Subsequent Distributions made by the Disbursing Trust Committee pursuant to the Plan to holders of Allowed Claims in Classes 4 (with the exception of Mason Tenders), 5 and 6 shall be made on a Pro Rata basis.
In the event that a portion of the City Colleges' Claim remains a Disputed Claim as of the date of any Subsequent Distribution, City Colleges' Pro Rata share of such Subsequent Distribution on account of such Disputed Claim shall be deposited in the Subsequent Distribution Reserve Account. To the extent that, after entry of a Final Order in the City Colleges' Appeal, the City Colleges' Claim is Allowed in an Amount greater than $30 million, City Colleges' will receive a distribution from amounts reserved on account of its Disputed Claim in the Subsequent Distribution Reserve Account in accordance with the provisions of this Plan and in accordance with such Allowance. Any distribution to City Colleges from the City Colleges' Claim Escrow Account shall not be considered a "Subsequent Distribution."

         (c) Any Initial Distribution, Subsequent Distribution or distribution from the Subsequent Distribution Reserve Account received by City Colleges shall reduce City Colleges' Allowed Claim for purposes of Subsequent Distributions.

         (d) City Colleges will not receive a National Western Release of Creditor, nor will National Western receive a Creditor Release of National Western from City Colleges.

         (e) Notwithstanding any other provision of the Plan, the Plan (and the releases contained therein) shall not impact, affect or in any other manner limit (or create) any direct claim, right or cause of action that City Colleges has or may have against National Western, whether previously asserted or asserted in the future, including, without limitation, any claim, right or cause of action under section 20 of the Securities Exchange Act of 1934, 15 U.S.C. section 78A, or similar claim, right or cause of action under state securities laws, but excluding any claim, right or cause of action that is derivative of the Debtors.

         (f) City Colleges will not receive any portion of the National Western Settlement Creditor Payment. Payments on City Colleges' Allowed Claim will be made from the National Western Settlement Debtor Payment and Subsequent Distributions in accordance with the Plan.

         (g) City Colleges shall retain all Securities purchased from the Debtors, to be held or disposed of at the sole discretion of City Colleges.

     10.2 Other Provisions Relating to Settlement of City Colleges' Claim. On or before June 23, 1998, City Colleges shall file an application for approval of an Administrative Expense Claim in an amount not to exceed $500,000 for reimbursement of fees and expenses for making a substantial contribution to the Chapter 11 Cases. Failure of City Colleges to file such an application on or before June 23, 1998 shall result in any such Administrative Expense Claim being forever barred and discharged. It is a condition precedent to the occurrence of the Effective Date that (i) no objection to such application is filed by the Debtors or National Western, and
(ii) the Bankruptcy Court approves such application. National Western shall have no liability for, and shall not be obligated to pay, any portion of any Administrative Expense Claim allowed on behalf of City Colleges, except that the proceeds of the National Western Settlement Debtor Payment may be used for such purposes.

     10.3 Compromise as Part of Plan. The foregoing treatment of the City Colleges' Claim represents a compromise negotiated and agreed to by City Colleges, the Debtors, the Creditors' Committee and National Western. The compromise is included in the Plan pursuant to section 1123(b)(6) of the Bankruptcy Code, and Bankruptcy Court approval of the compromise is requested as part of the confirmation of the Plan. To the extent required, the Plan is deemed to constitute a motion pursuant to Rule 9019 of the Bankruptcy Rules to approve the compromise. No documentation other than the Plan, the Confirmation Order and the Related Documents are required to evidence the compromise, although the parties may execute such other documents as they may mutually agree are necessary or appropriate to implement the compromise.

     10.4      Impairment.  The City Colleges' Claim is impaired under the
Plan.


                                ARTICLE XI

                   PROVISIONS FOR TREATMENT OF ALLOWED
                    GENERAL UNSECURED CLAIMS - CLASS 6

     11.1 Treatment. (a) Holders of Allowed General Unsecured Claims will receive a Pro Rata share of the Initial Distribution on the Effective Date, or as soon thereafter as is practicable. Holders of Allowed General Unsecured Claims shall receive a Pro Rata share of Subsequent Distributions in accordance with and pursuant to the terms of the Plan. The Escrow Account will be established and funded for Disputed Claims in connection with the Initial Distribution, also on a Pro Rata basis. In the event that any General Unsecured Claim remains a Disputed Claim as of the date of any Subsequent Distribution, the Subsequent Distribution Reserve Account will be established and funded for Disputed Claims, also on a Pro Rata basis. On the date that a Disputed General Unsecured Claim becomes an Allowed General Unsecured Claim by Final Order, or as soon thereafter as is practicable, the holder of such Allowed General Unsecured Claim shall receive a distribution from the Escrow Account and the Subsequent Distribution Reserve Account in accordance with
Section 16.7 of the Plan. Any Initial Distribution, Subsequent Distribution or distribution from the Subsequent Distribution Reserve Account received by the holder of an Allowed General Unsecured Claim shall reduce such holders Allowed Claim for purposes of any Subsequent Distributions by the amount so received. Distributions from the Escrow Account to holders of Allowed General Unsecured Claims shall not be considered "Subsequent Distributions."

         (b) Holders of Allowed General Unsecured Claims shall not be entitled to share in any Subsequent Distributions made by the Disbursing Trust Committee until such time as each Settling Creditor has received aggregate distributions on account of such Settling Creditor's Allowed Settled Claim equal to twenty percent (20%) of such Allowed Settled Claim. Thereafter, Subsequent Distributions (or amounts deposited in the Subsequent Distribution Reserve Account on account of Disputed Claims) made by the Disbursing Trust Committee pursuant to the Plan to holders of Allowed Claims in Classes 4 (with the exception of Mason Tenders), 5 and 6 shall be made on a Pro Rata basis.

         (c) Any payment received from the SEC by a holder of a General Unsecured Claim, which payment arises out of or relates to the SEC Settlement, shall serve to reduce such General Unsecured Claim by the amount so received from the SEC.

         (d) Any holder of a General Unsecured Claim in excess of $2,000 may elect to voluntarily reduce such General Unsecured Claim to $2,000 and have such reduced General Unsecured Claim treated as a Convenience Claim in accordance with Section 7.1 of the Plan. Any holder of a General Unsecured Claim that desires treatment of such General Unsecured Claim as a Convenience Claim shall make such election on the ballot provided to holders of Claims and shall have returned such ballot before the Plan Ballot Deadline. Any election made after the Plan Ballot Deadline will not be binding, unless the Plan Ballot Deadline is expressly waived in writing by the Proponents.

         (e) Any holder of a Security shall retain same, to be held or disposed of at the sole discretion of such holder(s).

     11.2 Impairment. Allowed General Unsecured Claims are impaired under the Plan.


                                ARTICLE XII

                   PROVISIONS FOR TREATMENT OF THE CLAIMS
                       OF NATIONAL WESTERN - CLASS 7

     12.1 Treatment. The National Western Claim shall be treated as follows:

         (a) The National Western Claim shall not be transferred to the Disbursing Trust, but shall remain obligations of and Claims against the Reorganized Debtors;

         (b) The National Western Claim shall not be Allowed or Disallowed under the Plan;

         (c) Notwithstanding the provisions of Section 22.4 of the Plan, the National Western Claim shall not be discharged by the Plan; provided, however, that National Western shall be precluded from asserting any claim, right or cause of action, based on any transaction, claim, interest or activity of any kind that occurred prior to the Effective Date, against the Disbursing Trust or the Disbursing Trust Committee, their assets or properties, or any immediate or subsequent transferees of such assets or properties; provided, however, that this paragraph shall limit National Western's rights against such transferees solely as to the claims, rights or causes of action otherwise assertable against the Disbursing Trust or the Disbursing Trust Committee or their assets or properties; provided further, however, that this paragraph shall not limit or otherwise impair National Western's rights under
Section 16.3(f) of the Plan;

         (d) Notwithstanding the provisions of Section 23.2 of the Plan, the release of the Debtors and Reorganized Debtors provided for therein shall not be applicable to National Western; provided, however, that National Western shall be precluded from asserting any claim, right or cause of action, based on any transaction, claim, interest or activity of any kind that occurred prior to the Effective Date, against the Disbursing Trust or the Disbursing Trust Committee, their assets or properties, or any immediate or subsequent transferees of such assets or properties; provided, however, that this paragraph shall limit National Western's rights against such transferees solely as to the claims, rights or causes of action otherwise assertable against the Disbursing Trust or the Disbursing Trust Committee or their assets or properties; provided further, however, that this paragraph shall not limit or otherwise impair National Western's rights under Section 16.3(f) of the Plan; and

         (e) National Western shall not be entitled to and shall receive no distributions on account of any Claims under the Plan except as specifically provided for in the Plan.

         (f) Any Claims of National Western under the National Western Funding Order shall be waived. As part of the National Western Settlement, in addition to the National Western Settlement Payment Amount, National Western shall be deemed to have contributed an additional amount of $1.0 million through its previous advance of such amount to the Debtors pursuant to the National Western Funding Order. All other Claims of National Western shall be released as set forth in the National Western Release of Debtors, but subject to the exclusions contained therein.

     12.2 Impairment. The Claims of National Western are impaired under the Plan.


                                 ARTICLE XIII

                       PROVISIONS FOR THE TREATMENT OF
                 INTERCOMPANY CLAIMS OF THE DEBTORS - CLASS 8

     13.1      Treatment.  (a)     Any and all Claims of The Westcap
Corporation against Westcap Enterprises, Inc. shall be treated as follows:

               (1) The Claims of The Westcap Corporation against Westcap Enterprises, Inc. shall not be transferred to the Disbursing Trust, but shall remain obligations of and Claims against the Reorganized Debtors;

               (2) The Claims of The Westcap Corporation against Westcap Enterprises, Inc., shall not be Allowed or Disallowed under the Plan;

               (3) Notwithstanding the provisions of Section 22.4 of the Plan, the Claims of The Westcap Corporation against Westcap Enterprises, Inc. shall not be discharged by the Plan; provided, however, that The Westcap Corporation shall be precluded from asserting any claim, right or cause of action, based on any transaction, claim, interest or activity of any kind that occurred prior to the Effective Date, against the Disbursing Trust or the Disbursing Trust Committee, their assets or properties, or any immediate or subsequent transferees of such assets or properties; provided further, however, that this paragraph shall limit The Westcap Corporation's rights against such transferees solely as to the claims, rights or causes of action otherwise assertable against the Disbursing Trust or the Disbursing Trust Committee or their assets or properties;

               (4) Notwithstanding the provisions of Section 23.2 of the Plan, the release of the Debtors and Reorganized Debtors provided for therein shall not be applicable to The Westcap Corporation; provided, however, that The Westcap Corporation shall be precluded from asserting any claim, right or cause of action, based on any transaction, claim, interest or activity of any kind that occurred prior to the Effective Date, against the Disbursing Trust or the Disbursing Trust Committee, their assets or properties, or any immediate or subsequent transferees of such assets or properties; provided, however, that this paragraph shall limit The Westcap Corporation's rights against such transferees solely as to the claims, rights or causes of action otherwise assertable against the Disbursing Trust or the Disbursing Trust Committee or their assets or properties; and

               (5) The Westcap Corporation shall not be entitled to and shall receive no distribution on account of any Claims under the Plan and have no interest in the Disbursing Trust.

         (b) Any and all Claims of Westcap Enterprises, Inc. against The Westcap Corporation shall be treated as follows:

               (1) The Claims of Westcap Enterprises, Inc. against The Westcap Corporation shall not be transferred to the Disbursing Trust, but shall remain obligations of and Claims against the Reorganized Debtors;

               (2) The Claims of Westcap Enterprises, Inc., against The Westcap Corporation shall not be Allowed or Disallowed under the Plan;

               (3) Notwithstanding the provisions of Section 22.4 of the Plan, the Claims of Westcap Enterprises, Inc. against The Westcap Corporation shall not be discharged by the Plan; provided, however, that Westcap Enterprises, Inc. shall be precluded from asserting any claim, right or cause of action, based on any transaction, claim, interest or activity of any kind that occurred prior to the Effective Date, against the Disbursing Trust or the Disbursing Trust Committee, their assets or properties, or any immediate or subsequent transferees of such assets or properties; provided, however, that this paragraph shall limit Westcap Enterprises, Inc.'s rights against such transferees solely as to the claims, rights or causes of action otherwise assertable against the Disbursing Trust or the Disbursing Trust Committee or their assets or properties;

               (4) Notwithstanding the provisions of Section 23.2 of the Plan, the release of the Debtors and Reorganized Debtors provided for therein shall not be applicable to Westcap Enterprises, Inc.; provided, however, that Westcap Enterprises, Inc. shall be precluded from asserting any claim, right or cause of action, based on any transaction, claim, interest or activity of any kind that occurred prior to the Effective Date, against the Disbursing Trust or the Disbursing Trust Committee, or their assets or properties or any immediate or subsequent transferee of such assets or properties; provided, however, that this paragraph shall limit Westcap Enterprises, Inc.'s rights against such transferees solely as to the claims, rights or causes of action otherwise assertable against the Disbursing Trust or the Disbursing Trust Committee or their assets or properties; and

               (5) Westcap Enterprises, Inc. shall receive no distribution on account of such Claims and have no interest in the Disbursing Trust.

     13.2 Impairment. The Intercompany Claims of The Westcap Corporation and Westcap Enterprises, Inc. are impaired under the Plan.


                                ARTICLE XIV

                  PROVISIONS FOR THE TREATMENT OF ALLOWED
           EQUITY INTERESTS IN WESTCAP ENTERPRISES, INC. - CLASS 9

     14.1 Treatment. The Westcap Corporation shall retain its Equity Interest in Westcap Enterprises, Inc. Westcap Enterprises, Inc. shall retain the assets set forth and specifically identified in Exhibit A. The Westcap Corporation shall have no interest in the Disbursing Trust.

     14.2 Impairment. The Equity Interest of The Westcap Corporation is unimpaired under the Plan.

                                 ARTICLE XV

                  PROVISIONS FOR THE TREATMENT OF ALLOWED
           EQUITY INTERESTS IN THE WESTCAP CORPORATION - CLASS 10

     15.1 Treatment. National Western shall contribute its preferred stock interests in The Westcap Corporation to The Westcap Corporation; and National Western shall retain its common stock interests in The Westcap Corporation. The Westcap Corporation shall retain those assets set forth and specifically identified in Exhibit A. National Western shall have no interest in the Disbursing Trust on account of its Equity Interest in The Westcap Corporation.

     15.2 Impairment. The Equity Interest of National Western is impaired under the Plan.


                                 ARTICLE XVI

              MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

     16.1      The Disbursing Trust.

         (a) Establishment of Disbursing Trust. On the Effective Date, the Disbursing Trust will be established. The Disbursing Trust Agreement shall be substantially in the form of Exhibit F. As of the Effective Date, the Proponents, Creditors and the Disbursing Trust Committee will be deemed to have adopted the Disbursing Trust Agreement, and the Disbursing Trust Committee will establish the Disbursing Trust according to the terms of the Plan and the Disbursing Trust Agreement.

         (b) Transfer of Debtors' Assets and Claims Against the Debtors to Disbursing Trust. Except with respect to those assets set forth and specifically identified in Exhibit A, on the Effective Date, all of the assets (including, without limitation, the proceeds of the National Western Settlement Debtor Payment) and all of the Claims against the Debtors and their bankruptcy estates (with the exception of the National Western Claim and the Intercompany Claims) will be transferred to the Disbursing Trust. The transfer of assets to the Disbursing Trust shall be free and clear of all liens, claims and encumbrances, and will be treated for tax purposes as a transfer of assets to the Creditors and a transfer by the Creditors to the Disbursing Trust. The Proponents and the holders of Allowed Claims will use a consistent valuation of these assets for federal income tax purposes.

         (c) The Disbursing Trust Committee. The Disbursing Trust Committee shall administer the Disbursing Trust and shall have and perform the duties, responsibilities, rights and obligations set forth in the Disbursing Trust Agreement. The Bankruptcy Court shall approve the initial Disbursing Trust Committee.

         (d) Disbursing Trust Governance. The Disbursing Trust Committee shall have the right and power to deal with, file Objections to, settle and dispose of all claims owned by and claims against the Disbursing Trust (other than Settled Claims and the City Colleges' Claim), subject only to the requirement that the following items shall be dealt with, settled or disposed of only after notice and hearing before the Bankruptcy Court:

               (1) The settlement of any Objection that results in cumulative payments to a Creditor of more than $25,000.

               (2) The settlement of any lawsuit or adversary proceeding commenced by the Proponents or by the Disbursing Trust.

               (3) The settlement of any lawsuit or adversary proceeding commenced against the Debtors or the Disbursing Trust, which settlement results in cumulative payments of more than $25,000.

               (4) The establishment of cash reserves in an amount greater than $250,000 for the purposes of administration of the Disbursing Trust or for the purposes of paying anticipated litigation costs of the Disbursing Trust or the maintenance of cash reserves for such purposes beyond four (4) years from the Effective Date.

The foregoing shall be done only after receipt of an order from the Bankruptcy Court approving the matters identified in this Section 16.1(d)(1)-(4), which order shall be sought on motion with notice given only to the Service List. Except as specifically set forth above, no holder of a Claim or Equity Interest shall participate in the management of or have the right to object to actions taken by or on behalf of the Disbursing Trust.

         (e) Distributions from the Disbursing Trust. Beginning on the Effective Date and continuing until the Disbursing Trust Committee has distributed all assets of the Disbursing Trust, the Disbursing Trust Committee is authorized to make distributions to the holders of Allowed Claims in accordance with the Plan.

         (f) Litigation and Administrative Expense Reserve. On the Effective Date, the Disbursing Trust Committee will establish a Litigation and Administrative Expense Reserve to pay the fees and expenses anticipated in connection with the litigation of any Disputed Claims (except the fees and expenses in connection with the City Colleges' Appeal, which fees and expenses shall be paid by National Western), the prosecution of causes of action transferred to the Disbursing Trust and administrative expenses of the Disbursing Trust. Unless the Bankruptcy Court, after notice and hearing as provided in Section 16.1(d) of the Plan, authorizes the retention of the Litigation and Administrative Expense Reserve for a longer period, (i) the funds contained in the Litigation and Administrative Expense Reserve will be held for four (4) years following the Effective Date; and (ii) at the expiration of such four (4) year period any remaining funds will be available for distribution to holders of Allowed Claims. The Litigation and Administrative Expense Reserve may be replenished from time-to-time by the Disbursing Trust Committee. The Litigation and Administrative Expense Reserve may, in the discretion of the Disbursing Trust Committee, be co-mingled with other funds of the Disbursing Trust. To the extent not prohibited by the Disbursing Trust Agreement, funds in the Litigation and Administrative Expense Reserve may be invested along with other funds of the Disbursing Trust.

         (g) Reserve for Disputed Claims. On the Effective Date, the Disbursing Trust Committee will establish reserves for Disputed Claims (including the City Colleges' Disputed Claim in accordance with Section 16.1(h) of the Plan), which reserves shall be deposited in the Escrow Account as described in Section 16.5(a) of the Plan. The Disbursing Trust Committee will hold the Disputed Claims reserves in trust for the benefit of holders of Disputed Claims pending determination of their entitlement thereto. In the event a Disputed Claim becomes a Disallowed Claim, the amount held in reserve for such Disputed Claim will be transferred out of the Escrow Account and will then be available for distribution with other funds of the Disbursing Trust according to the terms of the Plan. To the extent not prohibited by the Disbursing Trust Agreement, funds in the Escrow Account may be invested along with other funds of the Disbursing Trust.

         (h) Reserve for City Colleges' Disputed Claim. On the Effective Date, the Disbursing Trust Committee will establish a reserve for that portion of the City Colleges' Claim that is a Disputed Claim, which reserve shall be deposited in the City Colleges' Claim Escrow Account described in Section 16.5
(b) of the Plan. The Disbursing Trust Committee will hold the reserve in the City Colleges' Claim Escrow Account in trust for the benefit of City Colleges and National Western pending determination of their entitlement thereto, and then shall distribute such reserve in accordance with Sections 10.1(a) and 16.3(f) of the Plan. To the extent not prohibited by the Disbursing Trust Agreement, funds in the City Colleges' Claim Escrow Account may be invested along with other funds of the Disbursing Trust.

         (i) If the Disputed Claims reserved for in the Escrow Account, the City Colleges' Claim Escrow Account or the Subsequent Distribution Reserve Account cannot be resolved in a timely manner, the Disbursing Trust Committee shall report any taxes attributable to the net income earned on the funds held in the Escrow Account, in the City Colleges' Claim Escrow Account and in the Subsequent Distribution Reserve Account, and shall pay any such taxes on behalf of the beneficiaries of the Disbursing Trust. The amount of such taxes paid on behalf of the beneficiaries shall be withheld from the beneficiaries' ultimate distributions from the Disbursing Trust.

         (j) Expenses of Disbursing Trust Committee. After the Effective Date, the Disbursing Trust Committee may retain and compensate professionals for services rendered without further order of the Court. The Disbursing Trust Committee will pay any fees and expenses incurred with respect to the retention of professionals from the Disbursing Trust upon ten (10) days written notice to the Service List. In the event that a written objection is filed with the Bankruptcy Court and served upon the Disbursing Trust Committee within ten (10) days of service of the notice, the amounts to which an objection has been filed shall not be paid until receipt of an order from the Bankruptcy Court. In all other instances, the amounts may be paid. In addition to the foregoing, the Disbursing Trust Committee may pay the ordinary, necessary costs of operating and administering the Disbursing Trust. The source of any payments authorized by this Section 16.1(j) shall be from the Litigation and Administrative Reserve.

         (k) Compensation to Disbursing Trust Committee Members. The members of the Disbursing Trust Committee shall receive no compensation for their services, but will be entitled to reimbursement for out-of-pocket expenses (including reasonable attorneys' fees) in connection with membership on the Disbursing Trust Committee. The source of any payments authorized by this Section 16.1(k) shall be from funds of the Disbursing Trust.

         (l) Distribution Responsibility. The Disbursing Trust Committee or any agents that it may in its discretion employ will have responsibility for making distributions required to be made under the Plan from the assets of the Disbursing Trust.

         (m)   Subsequent Distributions.

                (i) Priority of Subsequent Distributions. Subsequent Distributions (or amounts deposited in the Subsequent Distribution Reserve Account on account of Disputed Claims) shall be made in the following order of priority: first, to holders of Allowed Administrative Expense Claims and Allowed Priority Tax Claims on a Pro Rata basis, until such Claims are paid in full; second, to holders of Allowed Priority Non-Tax Claims on a Pro Rata basis, until such Claims are paid in full; third, to holders of Allowed Convenience Claims on a Pro Rata basis, until such Claims are paid in full; fourth, to holders of Allowed Settled Claims (with the exception of Mason Tenders) on a Pro Rata basis until the total of payments received by each Settling Creditor equals twenty percent (20%) of such Settling Creditor's Allowed Settled Claim; fifth, to holders of Allowed Class 4 (with the exception of Mason Tenders), 5 and 6 Claims on a Pro Rata basis, until such Claims are paid in full; and sixth, to the Reorganized Debtors.

               (ii) Application of Payments. The Plan requires that the Disbursing Trust Committee make the Initial Distribution and contemplates the possibility of one or more Subsequent Distributions to holders of Allowed Claims. Any payment received by the holder of an Allowed Claim shall reduce such Allowed Claim by the amount of such payment, except that the Allowed Settled Claim of each Settling Creditor shall not be reduced until each Settling Creditor has received payments equal to twenty percent (20%) of its Allowed Settled Claim, at which time such Allowed Settled Claim shall be reduced by (x) an amount equal to ten percent (10%) of its Allowed Settled Claim for purposes of the next Subsequent Distribution, plus (y) the amount of any additional payments received for purposes of additional Subsequent Distributions. Distributions from a Disputed Claim reserve held in the Escrow Account or the City Colleges' Claim Escrow Account on account of a Disputed Claim that has been Allowed, in whole or in part, are not "Subsequent Distributions."

               (iii) Timing of Subsequent Distributions. The timing of the release of Subsequent Distributions shall be in the sole discretion of the Disbursing Trust Committee.

         (n) Delivery of Distributions from the Disbursing Trust. Subject to Bankruptcy Rule 9010, distributions to holders of Allowed Claims from the Disbursing Trust will be made at the address of each such holder as set forth on the proof(s) of Claim filed by such holders, or at the last known address of such holder if no proof of Claim is filed or if the Proponents have been notified in writing of a change of address. If any holder's distribution is returned as undeliverable, no further distribution(s) to such holder will be made unless and until the Disbursing Trust Committee, or its agent, is notified of such holder's then current address. Amounts in respect of undeliverable distribution(s) made through any agent employed by the Disbursing Trust Committee will be retained by the Disbursing Trust Committee or agent making such distribution(s) until the earlier of the date on which such distributions are claimed by a Creditor providing adequate evidence with respect thereto or the second anniversary after the Effective Date.

         (o) Unclaimed Distributions and Uncashed Checks. All claims against the Disbursing Trust for undeliverable distributions must be made on or before the second anniversary of the Effective Date. After such date, all unclaimed distributions will revert to the Disbursing Trust, and the Claim of any holder with respect to such distribution will be discharged and forever barred. Checks issued in respect of Allowed Claims will be null and void if not negotiated within six (6) months after the date of issuance thereof. Requests for reissuance of any check must be made on or before the later of the second anniversary of the Effective Date or the date ninety (90) days after such check becomes null and void, directly to the Disbursing Trust Committee by the holder of the Allowed Claim with respect to which such check originally was issued.

         (p) Disbursing Trust Committee's Authority to Object to Claims and to Act as Successor to Pending Objections. On and after the Effective Date, the Disbursing Trust Committee shall have the sole and exclusive right to file Objections to Claims. In addition to its right to bring Objections, the Disbursing Trust Committee shall be the successor with responsibility to prosecute Objections pending as of the Effective Date, except that the Disbursing Trust Committee shall not be the successor with respect to the City Colleges' Appeal, which shall be prosecuted by the Reorganized Debtors.

         (q) Any settlement or other resolution of a Securities-related Disputed Claim (other than the City Colleges' Disputed Claim) shall not constitute, and shall not be construed as, an admission of liability on the part of any Person. Any such settlement or resolution shall be solely for purposes of distributions and voting under the Plan.

         (r) Cooperation with Disbursing Trust Committee. The Reorganized Debtors and the officers and directors of the Reorganized Debtors shall reasonably cooperate with the Disbursing Trust Committee with respect to the prosecution of litigation, contested matters, Objections and adversary proceedings, provided that neither the Reorganized Debtors nor the officers and directors shall be required to expend funds in support of the Disbursing Trust pursuant to this Section 16.1(r), and such officers and directors shall not be required to expend unreasonable amounts of time in doing so unless (i) such expenditure of time does not significantly infringe on such officer's or director's employment if for a Person other than one of the Reorganized Debtors, and (ii) such officer or director is reasonably compensated by the Disbursing Trust.

         (s) Payment of United States Trustee's Fees. On the Effective Date, the Disbursing Trust Committee shall pay all fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, that are due on or before the Effective Date. All fees payable pursuant to section 1930 of title 28, if any, that are due after the Effective Date shall be paid on behalf of the Debtors' bankruptcy estates by the Disbursing Trust Committee, which fees shall terminate as of the date that each Chapter 11 Case is closed. In addition, after confirmation, the Disbursing Trust Committee shall file with the Bankruptcy Court and shall serve on the United States Trustee, a quarterly financial report (in accordance with Section 5.3 of the Disbursing Trust Agreement) for each quarter, or portion thereof, that the Bankruptcy Case remains open.

     16.2      Reorganized Debtors.

          (a) As of the Effective Date, Debtor Westcap Enterprises, Inc. and Debtor The Westcap Corporation shall exist as Reorganized Debtors. National Western shall contribute its preferred stock interests in The Westcap Corporation to The Westcap Corporation, and National Western shall retain its common stock interests in The Westcap Corporation. The Westcap Corporation, in turn, shall retain its common stock interest in Westcap Enterprises, Inc. The Reorganized Debtors shall retain those assets set forth and specifically identified in Exhibit A. Subsequent to or on and after the Effective Date, the Reorganized Debtors may acquire new assets (including by way of transfer from National Western, at the discretion of National Western) and may conduct one or more new businesses. The Reorganized Debtors shall have all rights granted to corporations under applicable state laws.

         (b) The Reorganized Debtors are authorized to continue prosecution of the City Colleges Appeal. Neither the Disbursing Trust nor the Disbursing Trust Committee shall have any obligation to fund prosecution of the City Colleges' Appeal.

     16.3 The National Western Settlement. National Western agrees to the terms of the National Western Settlement, the terms of which are:

         (a) On the Effective Date, the National Western Settlement shall close.

         (b) On the Effective Date, the Debtors shall execute and deliver the Debtors Release of National Western; and contemporaneously National Western shall (i) transfer to the Debtors the National Western Settlement Debtor Payment, and (ii) execute and deliver the National Western Release of Debtors.

         (c) On or before the Effective Date, the Creditor Releases of National Western, the National Western Release of Creditors and the National Western Settlement Creditor Payment shall be executed and/or delivered in accordance with the following provisions:

               (i) each Settling Creditor shall execute in duplicate and forward to counsel for the Creditors' Committee executed duplicates of a Creditor Release of National Western, which shall be held in escrow by counsel for the Creditors' Committee until delivery to National Western is authorized pursuant to the terms hereof;

               (ii) upon receipt thereof from all Settling Creditors, counsel for the Creditors' Committee shall provide written notice to National Western that it is holding in escrow executed duplicates of a Creditor Release of National Western on behalf of each Settling Creditor; and upon request of National Western, counsel for the Creditors' Committee shall permit National Western, in the presence of counsel for the Creditors' Committee, to review the executed duplicates of the Creditor Releases of National Western and determine the acceptability thereof;

               (iii) upon reviewing and determining the acceptability of the executed duplicates of the Creditor Releases of National Western, National Western shall forward to counsel for the Creditors' Committee the National Western Settlement Creditor Payment, which shall be held in escrow by counsel for the Creditors' Committee until distribution to the Settling Creditors is authorized pursuant to the terms hereof; and National Western shall execute in duplicate and forward to counsel for the Creditors' Committee executed duplicates of the National Western Release of Creditors on behalf of each Settling Creditor; and

               (iv) upon receipt of the National Western Settlement Creditor Payment and of the executed duplicates of the National Western Release of Creditors, counsel for the Creditors' Committee shall be authorized contemporaneously to (x) release to National Western the executed Creditor Releases of National Western, (y) release to each Settling Creditor the executed National Western Release of Creditors, and (z) distribute the proceeds of the National Western Settlement Creditor Payment in accordance with and pursuant to the terms of the Plan.

         (d)   [Left intentionally blank.]

         (e) Credit for Post-Petition Borrowing. As part of the National Western Settlement, in addition to the National Western Settlement Payment Amount, National Western shall be deemed to have contributed, and shall be credited for, the amount of $1.0 million through its previous advance of such amount to the Debtors pursuant to the National Western Funding Order.

         (f) Payment and Recovery of City Colleges Appeal Costs. As part of the National Western Settlement, National Western shall pay any expense, claim, cost or fee incurred by or on behalf of the Debtors, the Reorganized Debtors or National Western attributable to the filing and prosecution by the Debtors of the City Colleges' Appeal, including without limitation, any fees, costs or expenses charged by Kirkland & Ellis. Any funds reserved on account of the Disputed Claim of City Colleges and not ultimately paid to City Colleges as a result of a reduction of such Disputed Claim as finally Allowed shall be split, with 23.1% (up to a maximum of $600,000) to be paid to National Western, and 76.9% to be paid to the Disbursing Trust for the benefit of holders of Allowed Claims (including, without limitation, the Allowed portion of the City Colleges' Claim). National Western shall have the sole right to direct the Reorganized Debtors in the prosecution of the City Colleges' Appeal. Notwithstanding the foregoing, any settlement of the City Colleges' Appeal which results in the Allowance of any portion of the City Colleges' Claim over and above $30 million must be agreed to unanimously by City Colleges, the Reorganized Debtors, National Western and the Disbursing Trust Committee (which agreement may not be unreasonably withheld) and must be approved by Final Order after notice to the Service List and a hearing.

         (g) National Western shall pay, to the extent not previously paid, one-half of the Allowed Administrative Expense Claim, if any, of Kirkland & Ellis in connection with the Debtors' prosecution of the Objection filed to the City Colleges' Claim. Notwithstanding the foregoing, the Proponents, or the Reorganized Debtors and Disbursing Trust Committee, as the case may be, reserve their rights to file an Objection to any Administrative Expense Claim filed by Kirkland & Ellis.

         (h) Upon entry of the Confirmation Order, but subject to the satisfaction or waiver of the conditions precedent contained in Article 17 of this Plan, National Western agrees to all of the terms and provisions of this Plan, and agrees to be bound thereby, implementation of which are incorporated as terms of the National Western Settlement.

         (i) The National Western Claim and the National Western Equity Interest shall be treated in accordance with Articles XII and XV of the Plan.

         (j) The Confirmation Order shall contain a specific finding and holding that (i) alter ego, instrumentality and control claims against National Western are claims belonging to the Debtors' bankruptcy estates that have been compromised and released by the Debtors as part of the National Western Settlement, and no such claims remain for assertion against National Western by any holder of a Claim or Equity Interest, but subject to the provisions of section 10.1(e) of the Plan; and (ii) all claims of the Debtors and their estates against National Western, and all claims of the Settling Creditors against National Western, are compromised, settled and released pursuant to the terms of the Debtors Release of National Western and the Creditor Release of National Western.

         (k) Expiration of Statutes of Limitation as to National Western. The Confirmation Order shall contain a specific finding and holding that the statutes of limitation applicable to all claims, demands or causes of action against National Western, based upon or relating to securities transactions involving the Debtors, assertable by Mason Tenders, Clerk of the Circuit Court for St. Lucie County, Florida, North Cincinnati Savings Bank and Greenville County, South Carolina have expired, without exception; any such claims, demands or causes of action against National Western are barred for all purposes; and Mason Tenders, Clerk of the Circuit Court for St. Lucie County, Florida, North Cincinnati Savings Bank and Greenville County, South Carolina are enjoined from asserting any such claims, demands or causes of action against National Western in any court or other forum.

         (l) National Western shall have the benefit of the release and discharge provided by Section 23.7 of this Plan.

         (m) The foregoing provisions represent a compromise negotiated and agreed to by the Debtors, the Creditors' Committee, City Colleges, the Settling Creditors and National Western. The compromise is included in the Plan pursuant to section 1123(b)(3) and (6) of the Bankruptcy Code as the National Western Settlement, and Bankruptcy Court approval of the National Western Settlement is requested as part of confirmation of the Plan. To the extent required, the Plan is deemed to constitute a motion pursuant to Rule 9019 of the Bankruptcy Rules to approve the National Western Settlement. No documentation other than the Plan, the Confirmation Order and the Related Documents are required to evidence the compromise, although the parties may execute such other documents as they may mutually agree are necessary or appropriate to implement the National Western Settlement.

     16.4 Cash Payments on the Effective Date. All Cash payments required to be made on or after the Effective Date pursuant to (i) the Plan, and (ii) any agreement made prior to the Effective Date which has been approved by Final Order will be made by the Debtors, National Western or the Disbursing Trust Committee, as the case may be, to the holder of the Allowed Claim entitled to such Cash payment.

     16.5      Establishment of the Escrow Account and Other Accounts.

         (a) Escrow Account. On the Effective Date, the Disbursing Trust Committee will establish the Escrow Account and will fund the Escrow Account with Cash held by the Disbursing Trust. The Disbursing Trust Committee shall maintain the Escrow Account in an interest bearing bank account. The ledger of the Escrow Account will be available for review during regular business hours on the reasonable request of any holder of a Disputed Claim. The Disbursing Trust Committee shall reserve in the Escrow Account on account of each Disputed Claim (other than the Disputed portion of the City Colleges' Claim) an amount equal to such Disputed Claim's Pro Rata portion of funds available for distribution (after taking account of all reserves) as of the Effective Date, using the amount of the Disputed Claim as the basis for calculating such reserve.

         (b) City Colleges' Claim Escrow Account. On the Effective Date, the Disbursing Trust Committee will establish the City Colleges' Claim Escrow Account and will fund the City Colleges' Claim Escrow Account with Cash held by the Disbursing Trust. The Disbursing Trust Committee shall maintain the City Colleges' Claims Escrow Account in an interest bearing account. The ledger of the Escrow Account will be available for review during regular business hours on the reasonable request of City Colleges or National Western. The Disbursing Trust Committee shall reserve in the City Colleges' Claim Escrow Account the amount of $2,617,306.

         (c) Subsequent Distribution Reserve Account. In the event that any Claim is a Disputed Claim as of the date of a Subsequent Distribution, the Disbursing Trust Committee will establish the Subsequent Distribution Reserve Account and will fund the Subsequent Distribution Reserve Account with Cash held by the Disbursing Trust. The Disbursing Trust Committee shall maintain the Subsequent Distribution Reserve Account in an interest bearing account. The ledger of the Subsequent Distribution Reserve Account will be available for review during regular business hours on the reasonable request of any holder of a Disputed Claim or National Western. The Disbursing Trust Committee shall deposit in the Subsequent Distribution Reserve Account on account of each Disputed Claim (including the Disputed portion of the City Colleges' Claim) an amount equal to such Disputed Claim's Pro Rata portion of funds available for such Subsequent Distribution (after taking account of all reserves, including, without limitation, the Litigation and Administrative Expense Reserve) as of the date of such Subsequent Distribution, using the total claimed amount of the Disputed Claim as the basis for calculating such reserve.

         (d) Other Accounts. The Disbursing Trust Agreement shall authorize the Disbursing Trust Committee to open such other accounts as it deems appropriate.


     16.6      Bar Date Provisions.

         (a) Applications for payment of Claims constituting Administrative Expense Claims under sections 503(b)(1), (2), (3), (4), (5) and (6) of the Bankruptcy Code (other than Administrative Expense Claims incurred in the ordinary course of the Debtors' business and any Administrative Expense Claim of City Colleges) must be filed no later than thirty (30) days after the Effective Date. Written notice of the amount of such Claims incurred through May 31, 1998, must be served on counsel to the Proponents five (5) days before the day first set for the commencement of the Confirmation Hearing.

         (b)   The Bar Date for  all Claims, other than Claims described in
Section 16.6(a) above, arising from or related to the pre-petition actions or inactions of the Debtors has been set in this case as September 5, 1996.

     16.7 Distributions Relating to Disputed Claims and Reserved Funds Upon Disallowance of Disputed Claims.

         (a) At such time as all or any portion of a Disputed Claim becomes an Allowed Claim, the distributions reserved for such Disputed Claim or such portion that becomes an Allowed Claim, together with the actual interest earned on account of such reserved distributions or portion thereof, shall be released and delivered to the holder of such Allowed Claim. To the extent distribution comes from the Escrow Account or the City Colleges' Claim Escrow Account, such distribution shall not be considered a Subsequent Distribution. To the extent distribution comes from the Subsequent Distribution Reserve Account, such distribution shall constitute a Subsequent Distribution.

         (b) (i) To the extent that all or a portion of a Disputed Claim (other than the City Colleges' Claim) is Disallowed, funds held in reserve and attributable to the Disallowed portion of the Disputed Claim shall be transferred from the Escrow Account or the Subsequent Distribution Reserve Account to the Disbursing Trust's general operating account and made available for payment of other Allowed Claims as Subsequent Distributions in the following order of priority: first, to holders of Allowed Administrative Expense Claims and Allowed Priority Tax Claims on a Pro Rata basis, until such Claims are paid in full; second, to holders of Allowed Priority Non-Tax Claims on a Pro Rata basis, until such Claims are paid in full; third, to holders of Allowed Convenience Claims on a Pro Rata basis, until such Claims are paid in full; fourth, to holders of Allowed Settled Claims (with the exception of Mason Tenders) on a Pro Rata basis until the total of payments received by each Settling Creditor equals twenty percent (20%) of such Settling Creditor's Allowed Settled Claim; fifth, to holders of Allowed Class 4 (with the exception of Mason Tenders), 5 and 6 Claims on a Pro Rata basis, until such Claims are paid in full; and sixth, to the Reorganized Debtors.

               (ii) To the extent that all or a portion of the City Colleges Claim is Disallowed, funds held in reserve and attributable to the Disallowed portion of the City Colleges Claim shall be split, with 23.1% (up to a maximum of $600,000) to be paid to National Western, and 76.9% to be made available for payment of other Allowed Claims in the following order of priority: first, to holders of Allowed Administrative Expense Claims and Allowed Priority Tax Claims on a Pro Rata basis, until such Claims are paid in full; second, to holders of Allowed Priority Non-Tax Claims on a Pro Rata basis, until such Claims are paid in full; third, to holders of Allowed Convenience Claims on a Pro Rata basis, until such Claims are paid in full; fourth, to holders of Allowed Settled Claims (with the exception of Mason Tenders) on a Pro Rata basis until the total of payments received by each Settling Creditor equals twenty percent (20%) of such Settling Creditor's Allowed Settled Claim; fifth, to holders of Allowed Class 4 (with the exception of Mason Tenders), 5 and
     6 Claims on a Pro Rata basis, until such Claims are paid in full; and sixth, to the Reorganized Debtors.

     16.8      Revesting of Assets.   The property and assets set forth and
specifically identified in Exhibit A shall revest in the Debtors or the Reorganized Debtors on the Effective Date. Commencing on the Effective Date, the Reorganized Debtors may conduct their business without any supervision by the Bankruptcy Court or the office of the United States Trustee and free of any restriction imposed by the Bankruptcy Code or by the Bankruptcy Court during the Chapter 11 Cases, except as provided to the contrary in the Plan. From and after the Effective Date, the Reorganized Debtors may use, operate and deal with the assets and property identified in Exhibit A, and any other assets or property subsequently acquired by them, without any such supervision and free of any such restriction.


                                ARTICLE XVII

                   CONDITIONS PRECEDENT TO CONFIRMATION
                      AND EFFECTIVENESS OF THE PLAN

     17.1 Conditions to Confirmation. The following are conditions precedent to the confirmation of the Plan:

         (a) entry of the Confirmation Order in form and substance acceptable to the Proponents and National Western; including specifically, but without limitation, the findings and holdings required as part of the National Western Settlement in Section 16.3(j) and (k) of the Plan;

         (b)   approval of the compromise of the City Colleges' Claim;

         (c)   approval of the compromise of each Settled Claim;

         (d)   approval of the Mason Tenders' Settlement Agreement;

         (e)   approval of the National Western Settlement;

         (f) approval (without objection by the Debtors or National Western) of City Colleges' application for an Administrative Expense Claim for fees and expenses for making a substantial contribution to the Chapter 11 Cases in an amount equal to $500,000; and

         (g) a Bankruptcy Court determination that the aggregate of Claims (both Allowed and Disputed) in Classes 4, 5 and 6 amount to no more than $95 million.

     17.2 Conditions to Effectiveness. The following are conditions precedent to the Plan's becoming effective:

         (a) execution and delivery in the forms approved prior to the Confirmation Date by National Western of the following: (i) the Debtors Release of National Western; (ii) the National Western Release of Debtors;
(iii) the National Western Release of Creditors, and (iv) a Creditor Release of National Western from each Settling Creditor;

         (b)   payment of the National Western Settlement Debtor Payment;

         (c)   payment of the National Western Settlement Creditor Payment;

         (d)   establishment of the Disbursing Trust;

         (e) the execution and delivery of all necessary documents to evidence transfer of all assets (with the exception of those assets set forth and specifically identified in Exhibit A) from the Debtors to the Disbursing Trust and liabilities (with the exception of the National Western Claim and Intercompany Claims) of the Debtors and their bankruptcy estates to the Disbursing Trust; and

         (f) all Securities-related Claims (other than Settled Claims and the City Colleges' Claim) have been disallowed by Final Order or otherwise resolved to the satisfaction of National Western and the Debtors.

     17.3      Waiver of Conditions.   The foregoing conditions to
confirmation and conditions to effectiveness may be waived by the unanimous consent of the Proponents and National Western (and City Colleges with respect to those conditions set forth in Sections 17.1(b) and (f) above and Settling Creditors with respect to the condition set forth in Section 17.1(c) above and Mason Tenders with respect to the condition set forth in Section 17.1(d) above), without notice, at any time, without an order of the Bankruptcy Court, and without any formal action other than proceeding to consummate this Plan.


                                ARTICLE XVIII

              OPERATION OF DEBTORS FOLLOWING THE EFFECTIVE DATE

     18.1      Commencement of Operations Following the Effective Date.

         (a) The articles of incorporation and bylaws of the Debtors shall be amended to the extent required by the Plan and the Bankruptcy Code, including, without limitation, section 1126(a)(6) of the Bankruptcy Code;

         (b) The directors and officers of the Debtors as of the Effective Date shall be the initial directors and officers of the Reorganized Debtors, and they shall continue to serve until replaced pursuant to the terms of the articles of incorporation and bylaws, as the same may be amended pursuant to
Section 18.1(a) of the Plan.

         (c) The Reorganized Debtors shall receive and retain those assets from the bankruptcy estates of the Debtors that are set forth and specifically identified in Exhibit A. On the Effective Date, all other assets of the bankruptcy estates of the Debtors (except those set forth and specifically identified in Exhibit A) shall be transferred to the Disbursing Trust. To the extent that the Debtors (as opposed to the bankruptcy estates of the Debtors) can be construed to own any assets, any such assets are hereby transferred to the Disbursing Trust pursuant to the Plan.

         (d) Subsequent to the Effective Date, the Debtors and Reorganized Debtors are authorized to prosecute the City Colleges' Appeal at the sole cost and expense of National Western, but subject to the rights of National Western under Section 16.3(f) of the Plan.

     18.2 Future Operations of Reorganized Debtors. The directors of the Reorganized Debtors may provide for the operation of the Reorganized Debtors in their discretion in any fashion not inconsistent with applicable state and federal law. The Reorganized Debtors may acquire new assets (including by way of transfer from National Western, at the discretion of National Western) and may conduct one or more new businesses.


                                ARTICLE XIX

                  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     19.1 Rejection of Executory Contracts and Unexpired Leases. The Plan shall be deemed to constitute and incorporate a motion by the Debtors to reject all executory contracts and unexpired leases to which the Debtors are or one of the Debtors is party or is otherwise bound, except for such contracts and leases that (a) have been assumed or rejected pursuant to an order of the Bankruptcy Court, (b) are specifically treated otherwise in this Plan, (c) are the subject of a motion to assume that is pending before the Bankruptcy Court on the Confirmation Date, or (d) are identified in Exhibit D to the Disclosure Statement. Notwithstanding the foregoing, any agreements of the Debtors to indemnify or reimburse any Person are, unless previously rejected or otherwise treated in this Plan, deemed rejected upon the entry of the Confirmation Order. The Confirmation Order shall represent and reflect an order of the Bankruptcy Court approving such rejections as of the Effective Date, unless otherwise provided in this Section 19.1.

     19.2 Bar to Rejection Damages. If the rejection of an executory contract or unexpired lease by the Debtors or one of the Debtors results in damages to the other party or parties to such contracts or leases, a Claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable against either Debtor, its successors, or its properties unless a proof of Claim is filed with the Bankruptcy Court and served upon (i) each of the Reorganized Debtors; and (ii) the Creditors' Committee, if the Effective Date has not occurred, or the Disbursing Trust Committee, if the Effective Date has occurred, by the later of thirty (30) days after entry of the Confirmation Order or by such earlier date as may be fixed by an order of the Bankruptcy Court authorizing rejection of the contract or lease.


                                  ARTICLE XX

             EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS

     20.1 Impaired Classes Entitled to Vote. Each impaired Class or Sub-Class of Claims listed in Section 3.4 of the Plan shall be entitled to vote separately to accept or reject the Plan. A holder of a Disputed Claim may not vote such Claim unless it has been temporarily Allowed under Bankruptcy Rule 3018(a) for purposes of voting on the Plan.

     20.2 Acceptance by Classes of Creditors. A Class shall have accepted the Plan if the Plan is accepted by at least two-thirds in amount and, in the case of a Class of Claims, more than one-half in number of the Allowed Claims of such Class that have voted to accept or reject the Plan.

     20.3 Cramdown. The Proponents reserve the right to request the Bankruptcy Court to confirm the Plan in accordance with the provisions of section 1129(b) of the Bankruptcy Code with respect to any Class that receives nothing under the Plan and is deemed to reject it and with respect to any impaired Class that fails to accept the Plan. Such request must be made unanimously by the Proponents.

     20.4      Ballots.

         (a) A ballot to be used for voting to accept or reject the Plan accompanies the Disclosure Statement for those Creditors and Equity Interest holders entitled to vote on the Plan. A Creditor or Equity Interest holder must (i) carefully review the ballot and the instructions thereon, (ii) execute the ballot, and (iii) return the ballot to the address indicated thereon by the voting deadline to enable the ballot to be considered for voting purposes. Any ballot received by the Debtors that does not reflect an affirmative vote for either the acceptance or rejection of the Plan will be deemed a vote for acceptance of the Plan.

         (b) Acceptance of the Plan by the holder of a Claim or an Equity Interest shall constitute acceptance of all of the terms of all of the releases provided for in the Plan which affect such Claim or Equity Interest and the holder thereof.


                                ARTICLE XXI

          PROVISIONS FOR RETENTION, PROSECUTION, AND SETTLEMENT OF
           CLAIMS AND OTHER RIGHTS WHICH ARE PROPERTY OF THE ESTATE

     21.1 Causes of Action Arising Under Chapter 5 of the Bankruptcy Code. With the exception of any defenses that the Debtors may be entitled to assert in the City Colleges' Appeal, all Chapter 5 Actions not settled pursuant to the Plan shall become the sole property of the Disbursing Trust on the Effective Date. Following the Effective Date, the Disbursing Trust Committee may prosecute to Final Order, settle, transfer, assign, convey or not prosecute any Chapter 5 Action vested in the Disbursing Trust pursuant to the Plan as it may decide in its sole discretion.

     21.2 Causes of Action and other Rights Not Arising Under Chapter 5 of the Bankruptcy Code. With the exception of any defenses that the Debtors may be entitled to assert in the City Colleges' Appeal, all claims or causes of action not settled pursuant to the Plan shall become the sole property of the Disbursing Trust on the Effective Date. Following the Effective Date, the Disbursing Trust Committee may prosecute to Final Order, settle, transfer, assign, convey or not prosecute any claim, cause of action or other right not arising under Chapter 5 of the Bankruptcy Code vested in the Disbursing Trust pursuant to the Plan as it may decide in its discretion.

     21.3 Limitation on Prosecution of Claims. Notwithstanding anything in the Plan to the contrary, the Disbursing Trust and Disbursing Trust Committee, and their respective successors and assigns, are prohibited by the Plan from pursuing the City Colleges' Appeal, any Chapter 5 Actions or any other claims or rights, if any, compromised and settled in the National Western Settlement, any of the Creditor Settlements, the Kay Turner Settlement or the SEC Settlement.


                                ARTICLE XXII

                   EFFECTS OF CONFIRMATION AND DISCHARGE

     22.1 Binding Effect of Plan and Confirmation Order. The provisions of the Plan shall bind the Proponents, National Western, any entity acquiring property under the Plan, and holders of all Claims and Equity Interests, whether or not they accept the Plan, whether or not the Claim or Equity Interest of the holder thereof is impaired under the Plan, and whether or not the holder of a Claim or Equity Interest is entitled to a distribution pursuant to the Plan.

     22.2 Property of the Estate. Upon the Effective Date, all property of the bankruptcy estates of the Debtors and any assets of the Debtors shall become the property of the Disbursing Trust, except those assets set forth and specifically identified in Exhibit A.

     22.3 Liens, Claims and Encumbrances. Except as otherwise specifically provided in the Plan, the Confirmation Order or the Related Documents, on the Effective Date, the property dealt with by the Plan shall be free and clear of all Claims, Liens and Equity Interests of holders thereof.

     22.4 Discharge. On and after the Effective Date, all holders of Claims and Equity Interests shall be precluded from asserting any claim, right or cause of action against the Reorganized Debtors, the Disbursing Trust or the Disbursing Trust Committee, or their respective assets or properties, based on any transaction, claim, interest or activity of any kind that occurred prior to the Effective Date, except as provided in the Plan. Upon confirmation and subject to the occurrence of the Effective Date, the Debtors are discharged from --

         (a) any debt that arose before the date of entry of the Confirmation Order; and,

         (b) any debt of a kind specified in section 502(g), section 502(h), or section 502(i) of the Bankruptcy Code.

     22.5 Effectiveness of Discharge against Holders of Claims. The discharge granted pursuant to Section 22.4 is effective as to all Claims whether or not --

         (a)   a proof of Claim based thereon is filed or deemed filed under section 501 of the Bankruptcy Code;

         (b)   the Claim is allowed under section 502 of the Bankruptcy Code; or

         (c)   the holder of the Claim has accepted the Plan.

     22.6 Breadth of Discharge. Upon the Effective Date, the provisions of the Plan shall bind all persons and governmental units wherever and however situated to the maximum extent allowed by law.


                               ARTICLE XXIII

               RELEASES, INJUNCTIONS AND LIMITS OF LIABILITY

     23.1 No Action Against Distributable Assets. To the fullest extent permitted by applicable law (including, without limitation, section 105 of the Bankruptcy Code), from and after the Effective Date, all holders of Claims or Equity Interests shall be barred and enjoined from asserting against the Debtors, the Reorganized Debtors, the Disbursing Trust, the Disbursing Trust Committee, or any property that is to be distributed under this Plan, any such Claim, debt, Lien, security interest, encumbrance or Equity Interest, except as provided for in the Plan. The rights of holders of Claims and Equity Interests are limited to those rights set forth in the Plan, the Confirmation Order and the Related Documents.

     23.2 Releases. On the Effective Date, except as otherwise expressly provided in the Plan, each holder (as well as the trustees and agents on behalf of each holder) of a Claim or Equity Interest and each Person who has filed a proof of Claim in these Chapter 11 Cases, and any Affiliate of any such holder or Person, in consideration of the obligations of the Debtors under the Plan, shall be deemed to have forever waived, released and discharged the Debtors, the Reorganized Debtors and each of their former, current and future officers, employees, directors, attorneys, advisors and professionals, in their individual capacity and solely in their capacity as such officer, employee, attorney, advisor or professional of the Debtors (but not in such capacity for Persons other than the Debtors), from any and all rights, Claims and liabilities arising prior to the Effective Date out of or relating to such Claim, proof of Claim, Equity Interest or any other Claim otherwise relating to the business or activities of the Debtors; provided, however, that this waiver, release and discharge shall not inure to the benefit of Craig L. Leibold, Jeffrey D. Oetting or David Dellinger; and provided further, but subject to the provisions of Section 10.1(e) of this Plan, that this waiver and release shall not apply, and shall be of no force and effect, with respect to any claims brought by City Colleges against any Persons other than the Debtors. Subject to the foregoing provisions, any such holder of a Claim or Equity Interest shall be forever precluded from asserting any such claim against any of the released Persons as described above.

     23.3 Injunction Against Interference With Plan. Upon the entry of a Confirmation Order with respect to the Plan, all holders of Claims and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

     23.4 Rights of Holders of Unimpaired Claims. Nothing contained in the Plan shall alter the legal, equitable and contractual rights of the holder of a Claim that is specifically designated as unimpaired in the Plan.

     23.5 Injunction to Prohibit Certain Suits or Actions. Except to enforce the rights provided for in the Plan, each Person bound by the Plan is enjoined from the following --

         (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to a Claim or Equity Interest that arose prior to the Effective Date against the Proponents, the Reorganized Debtors, the Disbursing Trust, the Disbursing Trust Committee, or their property;

         (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim or Equity Interest that arose prior to the Effective Date against the Proponents, the Reorganized Debtors, the Disbursing Trust, the Disbursing Trust Committee, or their property;

         (c) creating, perfecting, or enforcing any encumbrance of any kind with respect to a Claim or Equity Interest that arose prior to the Effective Date against the Proponents, the Reorganized Debtors, the Disbursing Trust, the Disbursing Trust Committee, or their property; or

         (d) asserting any right of subrogation of any kind with respect to any Claim or Equity Interest that arose prior to the Effective Date against any obligation owed to the Proponents, the Reorganized Debtors, the Disbursing Trust, the Disbursing Trust Committee, or their property.

     23.6 Releases and Limits on Liability Relating to Chapter 11 Cases. If the respective Affiliates, officers, directors, shareholders, members, representatives, attorneys, financial advisors and agents of the Debtors, the Creditors' Committee, National Western, the Disbursing Trust, or the Disbursing Trust Committee act in good faith, they shall not be liable to any holder of a Claim or Equity Interest, or other party, with respect to any action, forbearance from action, decision, or exercise of discretion taken from the Petition Date to the Effective Date in connection with (i) the operation of the Debtors; (ii) the proposal or implementation of any of the transactions provided for, in, or contemplated by, the Plan, the Confirmation Order or the Related Documents; or (iii) the administration of the Plan and the property to be distributed pursuant to the Plan, the Confirmation Order or the Related Documents. The Debtors, the Creditors' Committee, National Western, and their respective Affiliates, officers, directors, shareholders, members, representatives, attorneys, financial advisors and agents may rely upon the opinions of counsel, certified public accountants, and other experts or professionals employed by them, respectively, and such reliance will conclusively establish good faith. In any action, suit or proceeding by any holder of a Claim or Equity Interest or other party in interest contesting any action by, or non-action of, the Debtors, the Creditors' Committee, National Western, or their respective Affiliates, officers, directors, shareholders, members, representatives, attorneys, financial advisors, and agents as not being in good faith, the reasonable attorneys' fees and costs of the prevailing party will be paid by the losing party and as a condition to going forward with such action, suit, or proceeding at the outset thereof, all parties thereto will be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys' fees and costs in the event they fail to prevail. Nothing contained herein shall authorize the filing or commencement of any suit or limit the res judicata or other final effect of the Confirmation Order.

     23.7 Release in Favor of National Western. On the Effective Date, in consideration for the National Western Settlement Payment Amount and the participation of National Western in the resolution of these Chapter 11 Cases through the terms of the National Western Settlement, any claim, demand or cause of action that is or may be assertable against National Western based upon or relating to a Claim against the Debtors that becomes a Disallowed Claim shall be deemed waived, released and discharged as to National Western; and the holder of such claim shall be forever barred and enjoined from asserting such claim, demand or cause of action against National Western in any court or other forum or otherwise seeking to enforce, collect or recover on such claim, demand or cause of action by any manner or means.


                                ARTICLE XXIV

                            CREDITORS' COMMITTEE

     24.1 Dissolution of Creditors' Committee. The Creditors' Committee will continue in existence until the Effective Date, at which time the Disbursing Trust Committee will be created and the Creditors' Committee will be dissolved. The Disbursing Trust Committee will perform the duties as set forth in the Disbursing Trust Agreement.


                                ARTICLE XXV

                          MISCELLANEOUS PROVISIONS

     25.1 Settlements Deemed Approved. At the Confirmation Hearing, the Bankruptcy Court shall determine the reasonableness of all settlements contemplated in the Plan under the standards of Rule 9019 of the Bankruptcy Rules and, to the extent applicable, section 1129(a)(4) of the Bankruptcy Code. The Confirmation Order will represent and reflect an order of the Bankruptcy Court approving all settlements described or reasonably contemplated in the Plan.

     25.2 Modification of Plan. At any time before the Effective Date, modifications of the Plan may be proposed in a writing jointly signed by each of the Proponents and National Western, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Proponents shall have complied with section 1125 of the Bankruptcy Code. At any time after the Effective Date and before substantial consummation of the Plan, the Plan may be modified by a writing jointly signed by the Reorganized Debtors, the Disbursing Trust and National Western, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modification. A holder of a Claim that has accepted or rejected the Plan shall be deemed to have accepted or rejected, as the case may be, such Plan as modified, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.

     25.3 Revocation and Withdrawal. The Proponents (or any one of them) reserve the right to revoke or withdraw the Plan prior to the commencement of the hearing on the Disclosure Statement. If the Proponents revoke or withdraw the Plan, or if either the Confirmation Date or the Effective Date does not occur, then the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver, release or admission of any fact or any claims or rights by or against the Proponents or any other Person or to prejudice in any manner the rights of the Proponents or any Person in any further proceedings involving the Debtors or Claims against the Debtors.


     25.4 Successors and Assigns. The Plan and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and all Persons party to, or asserting Claims or Equity Interests in, the Chapter 11 Cases, and their respective successors and assigns.

     25.5 No Interest Allowed. Except as expressly stated in the Plan, the Confirmation Order or any other Final Order, no interest, penalty or late charge is to be Allowed on any Claim or Equity Interest subsequent to the Petition Date.

     25.6 No Attorneys' Fees. No attorneys' fees will be paid by the Debtors with respect to any Claim or Equity Interest, except as specified herein or as provided by the Confirmation Order or any other Final Order.

     25.7 Due Authorization by Creditors. Each and every Creditor who elects to participate in the distributions provided for herein warrants that it is authorized to accept in consideration of its Claim against the Debtors the distributions provided for in the Plan and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by it under the Plan.

     25.8 Filing of Additional Documentation. On or before the Effective Date, the Proponents shall execute such agreements and other documents, in addition to the Related Documents, as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan. The Proponents reserve the right to file any such documents with the Bankruptcy Court.

     25.9 Implementation. Each Debtor and the Creditors' Committee shall be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan.

     25.10 Extension of Payment Dates. If any payment date falls due on any day that is not a Business Day, then such due date will be extended to the next Business Day.

     25.11 Construction. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

     25.12 Time. In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Rule 9006 of the Bankruptcy Rules shall apply.

     25.13 Headings. The headings of the Articles, paragraphs, and sections of the Plan are inserted for convenience only and shall not affect interpretation or construction of the Plan.

                                  ARTICLE XXVI

                                    NOTICES

     26.1 Notices. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

         Proponents:

         Attorneys for The Westcap Corporation:

         Zack A. Clement
         Fulbright & Jaworski, L.L.P.
         1301 McKinney, Suite 5100
         Houston, Texas 77010-3095
         (713) 651-5151
         (713) 651-5246 (FAX)

         - and -

         Attorneys for Westcap Enterprises, Inc.:

         Myron M. Sheinfeld
         Edward L. Morris
         Sheinfeld, Maley & Kay, P.C.
         1001 Fannin, Suite 3700
         Houston, Texas 77002
         (713) 658-8881
         (713) 658-9756 (FAX)

         - and -


         Attorneys for The Official Committee of Unsecured Creditors:

         Jeffrey E. Spiers
         Andrews & Kurth L.L.P.
         600 Travis Street, Suite 4200
         Houston, Texas 77002

         - and -

         Attorneys for National Western Life Insurance Company:

         D.J. Baker
         Weil, Gotshal & Manges, L.L.P.
         700 Louisiana, Suite 1600
         Houston, Texas 77002

         - and -

         Board of Trustees of Community College District No. 508, County of Cook, State of Illinois:

         Thomas K. McQueen
         Jenner & Block
         One IBM Plaza
         330 North Wabash
         Chicago, Illinois 60611


                               ARTICLE XXVII

                         RETENTION OF JURISDICTION

     27.1 Jurisdiction. Notwithstanding entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court will retain jurisdiction of the Chapter 11 Cases for the following purposes:

         (a) To hear and determine any and all pending applications for the rejection, assumption or assignment of any executory contract, any objection to any Claim resulting therefrom, and the allowance, reduction, expungement or compromise of any Claim resulting therefrom;

         (b) To hear and determine any motion, application, adversary proceeding, contested matter and other litigated matter pending on the Confirmation Date;

         (c) To ensure that the distributions to holders of Allowed Claims are accomplished as provided in the Plan;

         (d) To hear and determine any objection to any Claim filed either before or after the Confirmation Date; to allow or disallow, in whole or in part, any Disputed Claim; and to hear and determine any other issue presented hereby or arising hereunder, including any contested matter or adversary proceeding commenced either before or after the Confirmation Date;

         (e) To enter, implement or enforce such orders as may be appropriate in the event confirmation is for any reason stayed, reversed, revoked, modified or vacated;

         (f) To hear and determine all applications for compensation of professional persons and reimbursement of expenses under sections 330 or 331 of the Bankruptcy Code;

         (g) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, and remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement or the Confirmation Order in such manner as may be necessary to carry out the purposes and effects thereof;

         (h) To hear and determine disputes arising in connection with the Plan or the implementation of the Plan;

         (i) To construe, to take any action and to issue such orders, prior to and following the Confirmation Date, as may be necessary for the enforcement, implementation, execution and consummation of the Plan or for the maintenance of the integrity of the Plan;

         (j) To hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

         (k) To hear and determine any motions or contested matters or adversary proceedings involving taxes, tax refunds, tax attributes, tax benefits and similar or related matters, with respect to the Debtors or their estates arising prior to or relating to periods or events prior to the Effective Date or relating to the period of administration of the Chapter 11 Cases;

         (l) To hear and determine any other matters related hereto and not inconsistent with Chapter 11 of the Bankruptcy Code; and

         (m)   To enter final decrees closing the Chapter 11 Cases.


THE WESTCAP CORPORATION                 WESTCAP ENTERPRISES, INC.
By:/s/Linda Sterett Hannan              By:/s/Linda Sterett Hannan
      Linda Sterett Hannan, President   Linda Sterett Hannan, President


                                OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                                By:/s/Jay Geller
                                      with permission by
                                      Douglas G. Walter
                                      City Colleges, Chair